SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-8

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               NSS BANCORP, INC.
          (exact name of registrant, as specified in its charter)

CONNECTICUT                                            06-1485317
(State or other jurisdiction of                        (IRS Employer
incorporation or organization)                         Indemnification  No.)

48 Wall Street, Norwalk, Connecticut                   06852
(Address of principal executive office)                (Zip Code)

               Norwalk Savings Society 1994 Director Stock Option Plan Norwalk Savings Society 1994 Employee Stock Option Plan Norwalk Savings Society 1995 Executive Incentive Plan
                                 (full title of plans)

                                 Robert T. Judson
                                 NSS Bancorp, Inc.
                                  48 Wall Street
                             Norwalk, Connecticut 06852
                       (name and address of agent for service)

                                     203- 838-4545
              (Telephone number, including area code, of agent for service)

                             Calculation of Registration Fee

Title of Securities   Amount       Proposed     Proposed          Amount of
to be registered      to bed       maximum      maximum aggregate Registration
                      registered   offering     offering price*   Fee
                                   price
                                   per unit*
Common Stock
par value,
$0.01 per share      269,8721      $39.4375       $10,643,077.00    $3139.71

Common Stock
par value,
$0.01 per share      122,8022      $39.4375       $ 4,843,003.80    $1428.69

Common Stock
par value,
$0.01 per share      100,0003      $39.4375       $ 3,943,750.00    $1163.41



--------
1 Represents the amount of Company Common Stock reserved for issuance under the Norwalk Savings Society 1994 Employee Stock Option Plan.
2 Represents the amount of Company Common Stock reserved for issuance under the Norwalk Saving Society 1994 Director Stock Option Plan.
3 Represents the amount of Company Common Stock reserved for issuance under the Norwalk Savings Society 1995 Executive Incentive Plan.


* Estimated for purposes of calculation of the Registration Fee pursuant to Rule 457(c) and based upon an average of the high and low prices that Company Common Stock sold for on December 8, 1997.

This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 promulgated thereunder.


                                    PART I

                  INFORMATION REQUIRED IN THE PROSPECTUS

         The information required by Items 1 and 2 is not required to be filed as part of this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         NSS Bancorp, Inc. (the "Company") hereby incorporates by reference into this registration statement the following documents and information filed with the Securities and Exchange Commission.

         (a) The latest annual report of the Company's wholly owned subsidiary, Norwalk Savings Society's filed pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed and the Company's Registration Statement filed on Form 8-A dated August 4, 1997 and effective October 1, 1997.

         (b) All other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the filing of the documents referred to in paragraph (a) above.

         (c) The description of Common Stock, par value $0.01 per share ("Common Stock") of the Company contained in the Company's registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and any report filed for the purpose of updating such descriptions.


Item 4.  Description of Securities

                  Not Applicable


Item 5.  Interests of Named Experts & Counsel

                  Not Applicable


Item 6.  Indemnification of Directors and Officers

         The Company's Bylaws provide for indemnification of the Company's Directors and Executive Officers in the following manner under the Connecticut Business Corporation Act (the "CBCA"). The Company must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was made a party because he or she was a director or officer of the Company. Under Connecticut law, the Company may also indemnify a director and officer who are made parties to a proceeding if such director or officer conducted himself in good faith and he reasonably believed his conduct was in the best interests of the Company or, in certain cases, not opposed to its best interests. The CBCA and the Company's bylaws allow the Company to indemnify directors and officers against judgments, fines, penalties, amounts paid in settlement and reasonable expenses.

         The Company's Certificate of Incorporation limits the personal liability of its Directors for monetary damages for breach of duty as a Director to the amount of compensation received by such Director during the year of the violation unless: (1) the breach involved a knowing and culpable violation of law by the Director; (2) the breach enabled the Director or an "associate" (as that term is defined in Section 33-843 of the CBCA) to receive an improper personal economic gain; (3) the breach showed a lack of good faith and conscious disregard for the duty of the Director to the Company under circumstances in which the Director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Company; (4) the breach constitutes a sustained and unexcused pattern of inattention that amounted to an abdication of the Director's duties to the Company; or (5) the breach created liability for an illegal distribution under Section 33-757 or liability under Section 36a-58 of the Connecticut General Statutes.


Item 7.  Exemption from Registration Claimed

         Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.


Item  8.  Exhibits

(4.1)(a) Norwalk Savings Society 1994 Employee Stock Option Plan (4.1)(b) Amendment to Norwalk Savings Society 1994 Employee Stock
          Option Plan
(4.1)(c) Amendment No. 2 to Norwalk Savings Society 1994 Employee Stock Option Plan
(4.2)(a) Norwalk Savings Society 1994 Director Stock Option Plan (4.2)(b) Amendment to Norwalk Savings Society 1994 Director Stock
          Option Plan
(4.2)(c) Amendment No. 2 to Norwalk Savings Society 1994 Director Stock Option Plan
(4.3)(a)  Norwalk Savings Society 1995 Executive  Incentive Plan
(4.3)(b)  Amendment No. 1 to Norwalk  Savings  Society 1995 Executive
          Incentive Plan
(5)       Opinion of Tyler Cooper & Alcorn, LLP (re:  legality)
(23)(a)   Consent of Friedberg, Smith & Co.,PC
(23)(b)   Consent of Tyler Cooper & Alcorn, LLP
          (See Exhibit 5)
(24) Power of Attorney for any subsequent amendments is located in the signature pages.

Item 9.  Undertakings

         The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Norwalk, State of Connecticut on the 24th day of November, 1997.

                                            NSS BANCORP, INC.
                                            (Registrant)

                                            By: /s/ Robert T. Judson
                                            Robert T. Judson
                                            Its President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Each person whose signature appears below hereby makes, constitutes and appoints Robert T. Judson his true and lawful attorney with full power to sign for such person and in such person's name and capacity indicated below and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



/s/ Robert T. Judson                         /s/ Brian A. Fitzgerald
Robert T. Judson,                            Brian A. Fitzgerald,
President & Director                         Director
November 24, 1997                            November 24, 1997

/s/ Charles F. Howell                        /s/ John L. Segal
Charles F. Howell,                           John L. Segal,
Senior Vice President & Director             Director
November 24, 1997                            November 24, 1997

/s/ Edward J. Kelley                         /s/ Herbert L. Jay
Edward J. Kelley,                            Herbert L. Jay,
Director                                     Director
November 24, 1997                            November 24, 1997

/s/ Donald T. St. John                       /s/ Alan R. Staack
Donald T. St. John,                          Alan R. Staack,
Chairman                                     Director
November 24, 1997                            November 24, 1997


         The Stock Plans. Pursuant to the requirements of the Securities Act of 1933, the Trustees or other persons who administer the Norwalk Savings Society 1994 Director Stock Option Plan and the Norwalk Savings Society 1995 Executive Incentive Plan, have duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut on November 24, 1997.

              NORWALK SAVINGS SOCIETY COMPENSATION AND BENEFITS
              COMMITTEE,

              Plan Administrators for the 1994 Director Stock Option Plan Plan Administrators for the 1994 Officer Stock Option Plan Plan Administrators for the 1995 Executive Incentive Plan


/s/ Brian A. Fitzgerald                           /s/ John L. Segall
Brian A. Fitzgerald,                              John L. Segall,
Director                                          Director
November 24, 1997                                 November 24, 1997

/s/ Edward J. Kelley                              /s/ Herbert L. Jay
Edward J. Kelley,                                 Herbert L. Jay,
Director                                          Director
November 24, 1997                                 November 24, 1997

/s/ Donald T. St. John                            /s/ Alan R. Staack
Donald T. St. John,                               Alan R. Staack,
Chairman                                          Director
November 24, 1997                                 November 24, 1997


                                 Exhibit (4.1)(a)

                              NORWALK SAVINGS SOCIETY
                         1994 EMPLOYEE STOCK OPTION PLAN


 1.      Purpose

         The 1994 Employee Stock Option Plan is designed to enable selected employees of Norwalk Savings Society and its Subsidiaries to acquire or increase a proprietary interest in the Bank, and thus to share in the future success of the Bank's business. Accordingly, the Plan is intended as a further means, not only of attracting and retaining outstanding personnel who are in a position to make important and direct contributions to the success of the Bank, but also of promoting a closer identity of interests between the Bank's employees and its shareholders.


 2.      Definitions

         Whenever used herein, the following terms shall have the meanings set forth below:

         "Bank" means Norwalk Savings Society.

         "Board" means the Board of Directors of Norwalk Savings
         Society.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         "Committee" means the Board's Compensation and Benefits
         Committee or any successor thereto.

         "Common Stock" means the Bank's Common Stock, par value
         $.01 per share.

         "Conversion Offering" means the offering for sale of up to 2,645,000 shares of the Bank's Common Stock upon its conversion from a Connecticut-chartered mutual to a Connecticut-chartered capital stock savings bank.

         "Disability," as applied to a Grantee, shall have the meaning set forth in Section 22(e)(3) of the Code.
         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.


         "Fair Market Value" on any particular date means the last sales price of a share of Common Stock on the NASDAQ National Market (or any exchange on which the Common Stock is then traded) as reported for that date by NASDAQ or, if no sales price is reported on that date, the mean between the bid and asked quotations for the Common Stock on that date as reported by NASDAQ; provided that (i) if no such sales or quotations are reported by NASDAQ for such date, or (ii) if in the opinion of the Committee sales of Common Stock on such date were insufficient to constitute a representative market, the Fair Market Value of a share of Common Stock on such date shall be the last sales price or, if not available, the mean between the bid and asked quotations as reported by NASDAQ for the first preceding date to which clause (ii) does not apply. In the case of Initial Officer Options, "Fair Market Value" for purposes of determining the Option Price shall be the Fair Market Value (as first defined herein) on the date the Plan is approved by the Bank's Shareholders, which shall be the Grant Date for Initial Officer Options. The newness of the market for the Bank's common stock, and the uncertainty over whether there will be an established market at that time for such stock, makes this a reasonable and good faith method to determine Fair Market Value on the grant date for these Initial Officer Options. "Grantee" means an employee of the Bank or one of its Subsidiaries to whom an Option is granted.

         "Grant Date," as used with respect to a particular Option, means the date on which such Option is granted by the Committee pursuant to the Plan as set forth in Section 5(b), except as specifically provided for Initial Officer Options.

         "Incentive Stock Option" means an Option described in Code
         Section 422(b).

         "Initial Officer Options" means Incentive Stock Options granted to officers of the Bank in connection with the Conversion Offering.

         "NASDAQ" means National Association of Securities Dealers Automated Quotation.

         "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

         "Option" means the right to purchase, at a price and for the Term fixed by the Committee in accordance with the Plan and subject to such other limitations and restrictions as this Plan and the Committee impose, the number of shares of Common Stock specified by the Committee and shall include Incentive Stock Options, Nonstatutory Stock Options and Initial Officer Options.

         "Option Agreement" means a written agreement in a form approved by the Committee to be entered into by the Bank and the Grantee of an Option, as provided in Section 9 hereof.

         "Option Price" means the purchase price of each share of Common Stock subject to an Option set by the Committee in accordance with Section 10 hereof.

         "Plan" means the Bank's 1994 Employee Stock Option Plan, as amended from time to time.

         "Retirement," as applied to an employee, shall mean when the employee's employment with the Bank or any present or future parent or Subsidiary of the Bank terminates upon reaching the normal age of retirement as established by the Board's policies from time to time.

         "Stock Appreciation Right" means a right to surrender to the Bank all or a portion of an Option and to be paid therefor an amount as determined by the Committee, no greater than the excess of (i) the Fair Market Value, as of the date such right is exercised, of the shares of Common Stock associated with the Option, or portion thereof, which is surrendered, over (ii) the aggregate Option Price of such shares.

         "Subsidiary" means an entity of which, at the time such subsidiary status is to be determined, at least 50% of the total combined voting power of all classes of stock of such entity is held by the Bank and its Subsidiaries (exclusive of ownership by the entity whose subsidiary status is being determined).

         "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option or a Stock Appreciation Right by bequest or inheritance or by reason of the death of the Grantee.

         "Term" means the period during which a particular Option may be exercised.


 3.      Effective Date and Duration of Plan

         The Plan shall become effective on the day of the consummation of the conversion of the Bank from a mutual to a stock form of organization (the "Conversion Date") subject to approval of the Plan within one year of such effective date by the holders of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at a duly held meeting of the Bank's shareholders; provided, however, that upon approval of the Plan by the shareholders of the Bank as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Bank had approved the Plan on the effective date. If the shareholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null and void and of no effect.

         Unless previously terminated by the Board of Directors or except as otherwise provided for herein, the Plan shall terminate, as to any shares as to which Options have not theretofore been granted, on the tenth anniversary of its adoption by the Board of Directors.

 4.      Administration of the Plan

         (a)      The Plan shall be administered by the Committee.   No
                  member of the Committee shall be employed by the Bank or any of its Subsidiaries and each shall qualify in all respects as a "disinterested person" as defined in Rule 16b-3 under the Exchange Act. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the extent permitted by law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Grantees and any person claiming under or through any Grantee.

         (b) The Committee shall have plenary authority, subject to the provisions of the Plan, to grant Incentive Stock Options, Nonstatutory Stock Options and Stock Appreciation Rights and to determine to whom Options and Stock Appreciation Rights shall be granted and the number of shares subject thereto, the Term of each Option, and the terms of such awards, and the waiver or acceleration thereof, including to accelerate the exercisability or vesting of all or any portion of any Option or to extend the period during which an Option is exercisable, provided that no Incentive Stock Option shall be granted which is exercisable after the expiration of ten (10) years from the date it is granted.

         (c) Any member of the Board who is an employee of the Bank or any of its Subsidiaries shall be without vote on (i) any proposed amendment to the Plan, or (ii) any other matter which might affect such member's individual interest under the Plan; nor shall such member's presence be counted in determining whether a quorum is present at any meeting at which a vote involving the Plan or individual rights thereunder is taken.


 5.      Grant of Options:  Number and Source of Shares Subject to the Plan

         (a) The Committee may from time to time grant Options under the Plan for not more 169,872 shares of Common Stock subject to adjustment in accordance with Section 16. Any shares of Common Stock to be delivered by the Bank upon the exercise of Options shall, at the discretion of the Board of Directors, be provided from Common Stock held in the Bank's treasury which is not reserved for some other purpose or from authorized and unissued Common Stock which is not reserved for some other purpose.

         (b) The date of grant of an Option shall be the date on which the Committee's action is final or such later date as specified by the Committee.

         (c) In the event that any Option expires, lapses or otherwise terminates prior to being fully exercised, any share of Common Stock allocable to the unexercised portion of such Option may again be made subject to an Option.

         (d) Shares as to which there is a surrender in whole or in part of an Option upon the exercise of a Stock Appreciation Right shall not again be available for grant of Options.

         (e) Shares of Common Stock delivered upon the exercise of a Stock Appreciation Right shall be provided from Common Stock held in the Bank's treasury which is not reserved for some other purpose or from authorized and unissued Common Stock which is not reserved for some other purpose.

         (f)      Shares subject to Initial Officer Options granted
                  under the Plan shall be considered as shares purchased in the Conversion Offering for the purpose of the insider limitation on conversion share purchases provided in Section 36-142m-12(g) of the Code of Connecticut Regulations (the "Limitation"). The Limitation limits Conversion Offering stock purchases by officers, directors and their associates in the Conversion to not more than 30% of the total number of shares offered in the Conversion Offering. Any and all Initial Officer Options which may be granted to persons, purposefully or inadvertently, in excess of the limitation shall automatically be null and void, and not exercisable at any time.


 6.      Stock Appreciation Rights

         (a) The Committee may grant a Stock Appreciation Right to the Grantee of an Option, either at the time the Option is granted or by amending the Option Agreement at any time thereafter prior to the end of the Term of the associated Option. A Stock Appreciation Right shall be exercisable only during the Term of the associated Option, and only when the Fair Market Value of the shares of Common Stock subject to the Option exceeds the Option Price of such shares.

         (b)      The   Committee   may,   at  the  time  of  granting  a  Stock
                  Appreciation Right, add such conditions and limitations to the Stock Appreciation Right as it shall deem advisable.

         (c)      A Stock  Appreciation  Right may be  exercised  in whole or in part in accordance with the terms set forth in the Grantee's Option Agreement. The date of exercise shall be the date upon which notice thereof is received in the office of the Bank's Director of Human Resources.

         (d) Upon the exercise of a Stock Appreciation Right, the payment to be made to the Grantee may be in cash, or in shares of Common Stock valued at their Fair Market Value on the date of exercise, or partly in cash and partly in shares of Common Stock, as determined by the Committee.

         (e) If the Committee, in its discretion, decides to permit a Grantee who is an officer or director of the Bank to elect to receive cash in full or partial settlement of the exercise of a Stock Appreciation Right, then the following conditions must be met: (i) such election shall be made during the period beginning on the third business day following the date of release for publication of quarterly and annual summary statements of sales and earnings of the Bank and ending on the twelfth business day following such date, unless a different period is specified in Rule 16b-3 under the Exchange Act, as in effect at the time of such exercise, or any law, rule, regulation or other provision that may hereafter replace such rule, and (ii) the Bank has been subject to the reporting requirements of Section 13 of the Exchange Act for at least one year prior to the date of said exercise and has filed all reports and statements required to be filed pursuant to that section during that period.


 7.      Employees Eligible to Receive Options and Stock Appreciation Rights

         (a) Options may be granted under the Plan to employees of the Bank or its Subsidiaries as designated from time to time by the Committee. Stock Appreciation Rights may be granted only to Grantees of Options.

         (b) Directors who are not salaried employees of the Bank or its Subsidiaries shall not be eligible to receive Options and Stock Appreciation Rights.


 8.      Limitation on Annual Awards

         No Grantee may receive, under the Plan in any Calendar Year, Options and Stock Appreciation Rights the aggregate of which shall exceed 25,000 shares; provided, however, that the aggregate Fair Market Value (determined at the date an Incentive Stock Option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under the Plan or any other plan maintained by the Bank or its subsidiaries) shall not exceed $100,000.


 9.      Option Agreement

         (a) The prospective Grantee of an Option shall execute an Option Agreement with the Bank containing such terms and conditions, not inconsistent with the Plan, as may be approved by the Committee. The terms and conditions of Option Agreements may vary from Grantee to Grantee.

         (b) The Committee may amend an Option Agreement from time to time.

         (c) Appropriate officers of the Bank are hereby authorized to execute (by facsimile or manually affixed signature) and deliver Option Agreements, and amendments thereto, in the name of the Bank as directed from time to time by the Committee.


10.      Option Price

         The Option Price shall be fixed by the Committee and stated in each Option Agreement and, except as set forth hereafter, shall be not less than the greater of par value or 100% of the Fair Market Value of a share of the Common Stock on the Grant Date of the Option (as determined in good faith by the Committee). The Option Price for Initial Officer Options shall be not less than the greater of par value, $10 or 100% of the Fair Market Value (as defined for this purpose) of a share of Common Stock on the date such Initial Officer Options are granted. Notwithstanding the foregoing, in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110% of the Fair Market Value of a share of Common Stock on the Grant Date of such Option. Payment of the Option Price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock of the Bank valued at the Fair Market Value on the date of exercise of the Option, or a combination of cash and/or such other form of property, or, if authorized by the Committee's regulations and accomplished in accordance therewith, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Bank sale or loan proceeds sufficient to pay the Option Price.

11. Terms and Exercise of Options; Limitations on Exercise and Transferability of Options

         (a) Each Option granted under the Plan shall be exercisable only during a Term commencing on the date of the grant, unless otherwise specified in the Option Agreement, and ending (unless the Option shall have terminated earlier under other provisions of the Plan) on a date to be fixed by the Committee but in no event later than the tenth anniversary of its date of grant; provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

         (b)      The   Committee   shall  have   authority  to  grant   Options
                  exercisable in full at any time during their Term, or exercisable in cumulative or non-cumulative installments.

         (c) Options shall be exercised in whole or in part in accordance with the terms set forth in the Grantee's Option Agreement.

         (d) Subject to the provisions of subsection (e) hereof, upon compliance by the Grantee with such terms of exercise, the Bank shall promptly deliver to the Grantee a certificate or certificates for the shares purchased, without charge to the Grantee for any issue or transfer tax.

         (e) The Committee may postpone any exercise of an Option or a Stock Appreciation Right for such time as the Committee in its discretion may deem necessary, in order to permit the Bank with reasonable diligence to determine that the shares are qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto; and the Bank shall not be obligated by virtue of any Option
                  Agreement or any provision of the Plan to recognize the exercise of an Option or the exercise of a Stock
                  Appreciation Right to sell or issue shares in violation of any applicable law. Any such postponement shall not extend the Term of an Option; and neither the Bank nor its directors or officers shall have any obligation or liability to the Grantee of an Option or Stock
                  Appreciation Right, or to the Grantee's Successor, with respect to any shares as to which the Option or Stock Appreciation Right shall lapse because of such postponement.

         (f) All Options and Stock Appreciation Rights granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and may be exercised during the lifetime of the Grantee only by the Grantee, except that the Committee may permit:

                            (i) exercise, during the Grantee's lifetime, by the Grantee's guardian or legal representative; and

                           (ii) transfer, upon the Grantee's death, to beneficiaries designated by Grantee in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are, with respect to an Incentive Stock Option, consonant with the requirements of Section 422(b)(5) of the Code.

         (g) Upon the exercise of a Nonstatutory Stock Option or Stock Appreciation Right by the Grantee, the stock certificate or certificates may, at the request of the Grantee, be issued in the Grantee's name and the name of another person as joint tenants with right of survivorship.

         (h) The Committee may provide, in the Option Agreement, for the lapse of the Option, prior to the expiration of its term, upon the occurrence of any event specified by the Committee.

         (i) A person electing to exercise an Option shall give written notice, in such form as the Committee may require, of such election to the Bank and shall tender to the Bank the full
                  Option Price of the shares of Common Stock for which the election is made.


12.      Sequential Exercise of Incentive Stock Options

         With the exception of an Option that is, by its terms, exercisable in installments, an Incentive Stock Option shall be exercisable in any order or sequence, irrespective of whether there is outstanding any other Incentive
Stock Option previously granted to the Grantee.


13.      Exercise of Options or Stock Appreciation Rights by
         Grantee on Cessation of Employment

         Except as otherwise specifically provided for herein, employment for the purposes of this section shall mean continuous full-time salaried employment with the Bank or a Subsidiary, except that vacations, sick leaves and other approved absences and severance pay periods shall be disregarded. Employment for the purposes of this section may, at the discretion of the Committee, also include continuous full-time salaried employment with a former Subsidiary under circumstances as determined by the Committee, which determination can be made either at the time of granting an Option or afterward. The following limitations shall apply to any provisions the Committee shall make in an Option Agreement for exercises of Options and Stock Appreciation Rights following cessation of employment.

         (a) Except as provided in Section 13(b), (c) and (e) below, in the event Grantee ceases to be an employee of the Bank through involuntary termination with or without cause by the Bank or any voluntary termination, all Options and associated Stock Appreciation Rights held by such Grantee shall lapse on the date that is the earlier of (i) three months following such termination, or (ii) the expiration date set forth in such Option.

         (b) If such termination is due to Retirement, all Options held by such Grantee shall lapse on the date that is the earlier of (i) three (3) months after such termination in the case of the exercise of an Incentive Stock Option, and such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Nonstatutory Stock Option, or (ii) the expiration date set forth in such Option.

         (c) If such termination is due to Disability, all Options held by such Grantee shall lapse on the date that is the earlier of (i) one (1) year after such termination in the case of the exercise of an Incentive Stock Option and such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Nonstatutory Stock Option, or (ii) the expiration date set forth in such Option.

         (d) An Incentive Stock Option not exercised within three months (twelve months in the case of Disability or death) after the date of termination due to Disability, Retirement or death may be exercised within such period of time as determined by the Committee and set forth in the Agreement evidencing such Option (as the permitted period of exercise in such circumstances of a Nonstatutory Stock Option) after the date of such termination but no longer will be eligible for the treatment afforded Incentive Stock Options under
                  Section 422 of the Code.

         (e) If a Grantee should die while employed by the Company or any subsidiary of the Company or after Disability or Retirement, any Option previously granted to the Grantee under this Plan may be exercised by the person designated in such Grantee's last will and testament or, in the absence of such designation, by the Grantee's estate, to the full extent that such Option could have been exercised by such Grantee immediately prior to the Grantee's death, but not later than the anniversary of the Grantee's death in the case of the exercise of an Incentive Stock Option and such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Nonstatutory Stock Option.

         (f) No exercises may occur after expiration of the Term of the Option.


14.      Shareholders' Rights

         No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Options shall not affect: the right or power of the Bank or its stockholders to make adjustments, recapitalization, reorganizations or other changes in the Bank's capital structure; the dissolution or liquidation of the Bank, or sale or transfer of any party of its assets or business; or any other corporate act, whether of a similar character or otherwise.


15.      No Right to Employment

         Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Bank nor shall anything in the Plan affect the right of the Bank to terminate the employment of any employee, with or without cause.


16.      Effect of Changes in Capitalization

         (a) Changes in Common Stock. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Bank, occurring after the effective date of the Plan, the number and kind of shares for the purchase of which Options may be granted under Section 5(a) of the Plan shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

         (b) Reorganization in Which the Bank is the Surviving Bank. Subject to Subsection (c) hereof, if the Bank shall be the surviving bank in any reorganization, merger, or consolidation of the Bank with one or more other banks, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining reorganization, merger, or consolidation.

         (c) Reorganization in Which the Bank is Not the Surviving Bank or Sale of Assets or Stock. Upon the dissolution or liquidation of the Bank, or upon a merger, consolidation or reorganization of the Bank with one or more other banks in which the Bank is not the surviving bank, or upon a sale of all or substantially all of the assets of the Bank to another bank, or upon any transaction approved by the Board which results in any person or entity owning 80% or more of the combined voting power of all classes of stock of the Bank, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options or stock appreciation rights covering the stock of a successor bank, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 11 above and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 11 above. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Bank gives notice thereof to its shareholders.

         (d) Adjustments. Adjustments under this Section 16 related to stock or securities of the Bank shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

         (e) No Limitations on Bank. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         (f) Except as provided in this Section 16, the issuance by the Bank of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the outstanding Options.

17.      Change in Control

         (a) Upon the occurrence of a Change in Control (as hereinafter defined):

                  (1) All Options shall become immediately exercisable in full for the remainder of their terms. Grantees, other than Grantees who are subject to
                           Section 16 of the Exchange Act, shall have the right to have the Bank purchase the Options as to which no stock appreciation rights have been granted for cash for a period of thirty days following a Change in Control at the Acceleration Price (as hereinafter defined). Such Options held by Grantees who are subject to Section 16 of the Exchange Act for which at least six months has elapsed from the Grant Date of such Options at the date of the Change in Control shall be automatically purchased by the Bank at the Acceleration Price upon a Change in Control, with payment to be made within thirty days of such Change in Control.

                  (2) All Stock Appreciation Rights shall become immediately exercisable in full for cash at the Acceleration Price, which shall be paid by the Bank within a period of thirty days following a Change in Control, provided that such Stock Appreciation Rights held by Grantees who are subject to Section 16 of the Exchange Act for which at least six months has elapsed from the Grant Date of such rights at the date of the Change in Control shall be automatically purchased by the Bank at the Acceleration Price upon a Change in Control, with payment to be made within thirty days of such Change in Control.

         (b)      (1)      The "Acceleration Price" is the excess over the
                           Option Price of the highest of the following on the date of a Change in Control:

                             (i) the highest reported sales price of the Common Stock within the sixty days preceding the date of the Change in Control, as
                                    reported  on  any  securities   exchange  or
                                    quotation system upon which the Common Stock is traded,

                            (ii) the highest price of the Common Stock reported in a Form F-11 or an amendment thereto as paid within the sixty days preceding the date of the Change in Control,

                            (iii) the highest tender offer price paid for the Common Stock, and

                            (iv)    any cash merger or similar price.

                  (2) For Incentive Stock Options and Stock Appreciation Rights granted with respect to Incentive Stock Options, the Acceleration Price is limited to the spread between the Fair Market Value on the date of the purchase of such awards by the Bank and the Option Price.

         (c) A "Change in Control" is the occurrence of any one of the following events:

                             (i) any Person (other than a Grantee, the Bank or any trustee or other fiduciary holding securities under an employee benefit plan of the Bank (or of any subsidiary of the Bank)) is or becomes an "Acquiring Person";

                            (ii) less than eighty percent (80%) of the total membership of the Board shall be Continuing Directors; or

                            (iii) the shareholders of the Bank shall approve a merger or consolidation of the Bank or a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of the Bank's assets to another Person, except in any such case in a transaction in which immediately after such merger, consolidation or sale, exchange or transfer, the shareholders of the Bank, in their capacities as such and as a result thereof, shall own at least 50 percent in voting power of the then outstanding securities of the Bank or of any surviving Person pursuant to any such merger (or of its parent), the consolidated corporation or business entity in any such consolidation, or of the other Person to which such sale, exchange or transfer of assets is made.


         (d) A "Change in Control" shall be deemed not to have occurred if (A) such event is mandated or directed by a regulatory body having jurisdiction over the Bank's operations; or (B) it occurs pursuant to the terms of a plan for the acquisition of the capital stock of the Bank by a newly formed bank holding company if, in the consummation of such plan, the shareholders of the Bank will receive, pro rata, all of the Common Stock of such bank holding company; unless, in such transaction, a Person satisfies subsection (c)(i), (ii) or (iii) above.

         (e)      For purposes of this Section  17:

                  (1) "Acquiring Person" shall mean any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of securities of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's then outstanding voting securities, unless such Person has filed Form F-11A and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Form F-11A for reporting of ownership.

                  (2) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

                  (3) "Continuing Directors" shall mean any member of the Board who was a member of the Board prior to the date hereof, and any successor of a Continuing Director while such successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                  (4) "Person" shall mean any individual, corporation, partnership, group, association or other "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act.

18.      Termination, Suspension or Modification of Plan

         The Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without the authorization of the holders of a majority of the outstanding shares entitled to vote, effect any change (other than through adjustment for changes in capitalization as hereinabove provided) which
(a) increases  the aggregate  number of shares for which Options may be granted;
(b) changes the class of employees eligible to be granted Options; (c) lowers the minimum Option Price or otherwise materially increases the benefits accruing to Grantees through awards under the Plan; (d) lengthens the period during which a Stock Appreciation Right may be exercised; (e) increases the maximum amount a Grantee may be paid upon the exercise of a Stock Appreciation Right; (f) renders any member of the Committee eligible to receive an Option or Stock Appreciation Right while serving thereon; (g) extends the effective period of the Plan; or
(h) removes the restrictions set forth in Section 4(c). No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under the terms of an Option or Stock Appreciation Right granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 16 does not adversely affect any such right.

         Upon the dissolution or liquidation of the Bank, the Plan shall terminate, and all Options previously granted shall lapse on the date of such dissolution or liquidation.


19.      Application of Proceeds

         The proceeds received by the Bank from the sale of its shares under the Plan will be used for general corporate purposes.


20.      Legal Restrictions

         The Bank will not be obligated to issue shares of Common Stock or make any payment if counsel to the Bank determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Bank and any national securities exchange or quotations system upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Bank, give assurances satisfactory to counsel to the Bank regarding such matters as the Bank may deem desirable to assure compliance with all legal requirements. The Bank shall in no event be obliged to take any action in order to cause the exercise of any Option.


21.      Withholding Taxes

           Each Grantee exercising an Option or Stock Appreciation Right as a condition to such exercise shall pay to the Bank the amount, if any, required to be withheld from distributions resulting from such exercise under applicable Federal and State income tax laws and any portion of FICA that is due from Grantee ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date the payment is required from the Bank to the taxing authority. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock, including, without limitation, the establishment of such procedures as may be necessary to comply with Rule 16b-3.

22.      Governing Laws

         This Plan and all rights thereunder shall be construed in accordance with and governed by the laws of the State of Connecticut. The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Committee may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

23.      Nonexclusivity of the Plan

         Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Bank for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.

                                    * * *

         This Plan was duly adopted and approved by the Board of Directors of the Bank by resolution at a meeting held on the 23rd day of February, 1994 and amended by the Board of Directors of the Bank by resolution at a meeting held on the 25th day of January, 1995.


                           /s/ Jeremiah T. Dorney
                           -------------------------------
                           Corporate Secretary of the Bank


         This Plan,  as amended,  was duly approved by the  shareholders  of the
Bank  at  a  meeting   of  the   shareholders   held  on  the   26th day  of
April, 1995.


                           /s/ Jeremiah T. Dorney
                           -------------------------------
                           Corporate Secretary of the Bank


                                   Exhibit (4.1)(b)

                                NORWALK SAVINGS SOCIETY
                           1994 EMPLOYEE STOCK OPTION PLAN

                           AMENDED EFFECTIVE APRIL 24, 1996


 1.      Purpose

         The 1994 Employee Stock Option Plan is designed to enable selected employees of Norwalk Savings Society and its Subsidiaries to acquire or increase a proprietary interest in the Bank, and thus to share in the future success of the Bank's business. Accordingly, the Plan is intended as a further means, not only of attracting and retaining outstanding personnel who are in a position to make important and direct contributions to the success of the Bank, but also of promoting a closer identity of interests between the Bank's employees and its shareholders.


 2.      Definitions

         Whenever used herein, the following terms shall have the meanings set forth below:

         "Bank" means Norwalk Savings Society.

         "Board" means the Board of Directors of Norwalk Savings
         Society.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         "Committee" means the Board's Compensation and Benefits
         Committee or any successor thereto.

         "Common Stock" means the Bank's Common Stock, par value
         $.01 per share.

         "Conversion Offering" means the offering for sale of up to 2,645,000 shares of the Bank's Common Stock upon its conversion from a Connecticut-chartered mutual to a Connecticut-chartered capital stock savings bank.

         "Disability," as applied to a Grantee, shall have the meaning set forth in Section 22(e)(3) of the Code.
         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" on any particular date means the last sales price of a share of Common Stock on the NASDAQ National Market (or any exchange on which the Common Stock is then traded) as reported for that date by NASDAQ or, if no sales price is reported on that date, the mean between the bid and asked quotations for the Common Stock on that date as reported by NASDAQ; provided that (i) if no such sales or quotations are reported by NASDAQ for such date, or (ii) if in the opinion of the Committee sales of Common Stock on such date were insufficient to constitute a representative market, the Fair Market Value of a share of Common Stock on such date shall be the last sales price or, if not available, the mean between the bid and asked quotations as reported by NASDAQ for the first preceding date to which clause (ii) does not apply. In the case of Initial Officer Options, "Fair Market Value" for purposes of determining the Option Price shall be the Fair Market Value (as first defined herein) on the date the Plan is approved by the Bank's Shareholders, which shall be the Grant Date for Initial Officer Options. The newness of the market for the Bank's common stock, and the uncertainty over whether there will be an established market at that time for such stock, makes this a reasonable and good faith method to determine Fair Market Value on the grant date for these Initial Officer Options.

         "Grantee" means an employee of the Bank or one of its Subsidiaries to whom an Option is granted.

         "Grant Date," as used with respect to a particular Option, means the date on which such Option is granted by the Committee pursuant to the Plan as set forth in Section 5(b), except as specifically provided for Initial Officer Options.

         "Incentive Stock Option" means an Option described in Code
         Section 422(b).

         "Initial Officer Options" means Incentive Stock Options granted to officers of the Bank in connection with the Conversion Offering.

         "NASDAQ" means National Association of Securities Dealers Automated Quotation.

         "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

         "Option" means the right to purchase, at a price and for the Term fixed by the Committee in accordance with the Plan and subject to such other limitations and restrictions as this Plan and the Committee impose, the number of shares of Common Stock specified by the Committee and shall include Incentive Stock Options, Nonstatutory Stock Options and Initial Officer Options.

         "Option Agreement" means a written agreement in a form approved by the Committee to be entered into by the Bank and the Grantee of an Option, as provided in Section 9 hereof.

         "Option Price" means the purchase price of each share of Common Stock subject to an Option set by the Committee in accordance with Section 10 hereof.

         "Plan" means the Bank's 1994 Employee Stock Option Plan, as amended from time to time.

         "Retirement," as applied to an employee, shall mean when the employee's employment with the Bank or any present or future parent or Subsidiary of the Bank terminates upon reaching the normal age of retirement as established by the Board's policies from time to time.

         "Stock Appreciation Right" means a right to surrender to the Bank all or a portion of an Option and to be paid therefor an amount as determined by the Committee, no greater than the excess of (i) the Fair Market Value, as of the date such right is exercised, of the shares of Common Stock associated with the Option, or portion thereof, which is surrendered, over (ii) the aggregate Option Price of such shares.

         "Subsidiary" means an entity of which, at the time such subsidiary status is to be determined, at least 50% of the total combined voting power of all classes of stock of such entity is held by the Bank and its Subsidiaries (exclusive of ownership by the entity whose subsidiary status is being determined).

         "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option or a Stock Appreciation Right by bequest or inheritance or by reason of the death of the Grantee.

         "Term" means the period during which a particular Option may be exercised.


 3.      Effective Date and Duration of Plan


         The Plan shall become effective on the day of the consummation of the conversion of the Bank from a mutual to a stock form of organization (the "Conversion Date") subject to approval of the Plan within one year of such effective date by the holders of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at a duly held meeting of the Bank's shareholders; provided, however, that upon approval of the Plan by the shareholders of the Bank as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Bank had approved the Plan on the effective date. If the shareholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null and void and of no effect.

         Unless previously terminated by the Board of Directors or except as otherwise provided for herein, the Plan shall terminate, as to any shares as to which Options have not theretofore been granted, on the tenth anniversary of its adoption by the Board of Directors.

 4.      Administration of the Plan

         (a)      The Plan shall be administered by the Committee.   No
                  member of the Committee shall be employed by the Bank or any of its Subsidiaries and each shall qualify in all respects as a "disinterested person" as defined in Rule 16b-3 under the Exchange Act. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the extent permitted by law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Grantees and any person claiming under or through any Grantee.

         (b) The Committee shall have plenary authority, subject to the provisions of the Plan, to grant Incentive Stock
                  Options, Nonstatutory Stock Options and Stock
                  Appreciation Rights and to determine to whom Options and Stock Appreciation Rights shall be granted and the number of shares subject thereto, the Term of each Option, and the terms of such awards, and the waiver or acceleration thereof, including to accelerate the exercisability or vesting of all or any portion of any Option or to extend the period during which an Option is exercisable, provided that no Incentive Stock Option shall be granted which is exercisable after the expiration of ten (10) years from the date it is granted.

         (c) Any member of the Board who is an employee of the Bank or any of its Subsidiaries shall be without vote on (i) any proposed amendment to the Plan, or (ii) any other matter which might affect such member's individual interest under the Plan; nor shall such member's presence be counted in determining whether a quorum is present at any meeting at which a vote involving the Plan or individual rights thereunder is taken.


 5.      Grant of Options:  Number and Source of Shares Subject to the Plan

         (a) The Committee may from time to time grant Options under the Plan for not more 269,872 shares of Common Stock subject to adjustment in accordance with Section 16. Any shares of Common Stock to be delivered by the Bank upon the exercise of Options shall, at the discretion of the Board of Directors, be provided from Common Stock held in the Bank's treasury which is not reserved for some other purpose or from authorized and unissued Common Stock which is not reserved for some other purpose.

         (b) The date of grant of an Option shall be the date on which the Committee's action is final or such later date as specified by the Committee.

         (c) In the event that any Option expires, lapses or otherwise terminates prior to being fully exercised, any share of Common Stock allocable to the unexercised portion of such Option may again be made subject to an Option.

         (d) Shares as to which there is a surrender in whole or in part of an Option upon the exercise of a Stock Appreciation Right shall not again be available for grant of Options.

         (e) Shares of Common Stock delivered upon the exercise of a Stock Appreciation Right shall be provided from Common Stock held in the Bank's treasury which is not reserved for some other purpose or from authorized and unissued Common Stock which is not reserved for some other purpose.

         (f) Shares subject to Initial Officer Options granted under the Plan shall be considered as shares purchased in the Conversion Offering for the purpose of the insider limitation on conversion share purchases provided in
                  Section 36-142m-12(g) of the Code of Connecticut Regulations (the "Limitation"). The Limitation limits Conversion Offering stock purchases by officers, directors and their associates in the Conversion to not more than 30% of the total number of shares offered in the Conversion Offering. Any and all Initial Officer Options which may be granted to persons, purposefully or inadvertently, in excess of the limitation shall automatically be null and void, and not exercisable at any time.


 6.      Stock Appreciation Rights

         (a) The Committee may grant a Stock Appreciation Right to the Grantee of an Option, either at the time the Option is granted or by amending the Option Agreement at any time thereafter prior to the end of the Term of the associated Option. A Stock Appreciation Right shall be exercisable only during the Term of the associated Option, and only when the Fair Market Value of the shares of Common Stock subject to the Option exceeds the Option Price of such shares.

         (b)      The   Committee   may,   at  the  time  of  granting  a  Stock
                  Appreciation Right, add such conditions and limitations to the Stock Appreciation Right as it shall deem advisable.

         (c)      A Stock  Appreciation  Right may be  exercised  in whole or in part in accordance with the terms set forth in the Grantee's Option Agreement. The date of exercise shall be the date upon which notice thereof is received in the office of the Bank's Director of Human Resources.

         (d) Upon the exercise of a Stock Appreciation Right, the payment to be made to the Grantee may be in cash, or in shares of Common Stock valued at their Fair Market Value on the date of exercise, or partly in cash and partly in shares of Common Stock, as determined by the Committee.

         (e) If the Committee, in its discretion, decides to permit a Grantee who is an officer or director of the Bank to elect to receive cash in full or partial settlement of the exercise of a Stock Appreciation Right, then the following conditions must be met: (i) such election shall be made during the period beginning on the third business day following the date of release for publication of quarterly and annual summary statements of sales and earnings of the Bank and ending on the twelfth business day following such date, unless a different period is specified in Rule 16b-3 under the Exchange Act, as in effect at the time of such exercise, or any law, rule, regulation or other provision that may hereafter replace such rule, and (ii) the Bank has been subject to the reporting requirements of Section 13 of the Exchange Act for at least one year prior to the date of said exercise and has filed all reports and statements required to be filed pursuant to that section during that period.


 7.      Employees Eligible to Receive Options and Stock Appreciation Rights

         (a) Options may be granted under the Plan to employees of the Bank or its Subsidiaries as designated from time to time by the Committee. Stock Appreciation Rights may be granted only to Grantees of Options.

         (b) Directors who are not salaried employees of the Bank or its Subsidiaries shall not be eligible to receive Options and Stock Appreciation Rights.


 8.      Limitation on Annual Awards

         No Grantee may receive, under the Plan in any Calendar Year, Options and Stock Appreciation Rights the aggregate of which shall exceed 25,000 shares; provided, however, that the aggregate Fair Market Value (determined at the date an Incentive Stock Option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under the Plan or any other plan maintained by the Bank or its subsidiaries) shall not exceed $100,000.


 9.      Option Agreement

         (a) The prospective Grantee of an Option shall execute an Option Agreement with the Bank containing such terms and conditions, not inconsistent with the Plan, as may be approved by the Committee. The terms and conditions of Option Agreements may vary from Grantee to Grantee.

         (b) The Committee may amend an Option Agreement from time to time.

         (c) Appropriate officers of the Bank are hereby authorized to execute (by facsimile or manually affixed signature) and deliver Option Agreements, and amendments thereto, in the name of the Bank as directed from time to time by the Committee.


10.      Option Price

         The Option Price shall be fixed by the Committee and stated in each Option Agreement and, except as set forth hereafter, shall be not less than the greater of par value or 100% of the Fair Market Value of a share of the Common Stock on the Grant Date of the Option (as determined in good faith by the Committee). The Option Price for Initial Officer Options shall be not less than the greater of par value, $10 or 100% of the Fair Market Value (as defined for this purpose) of a share of Common Stock on the date such Initial Officer Options are granted. Notwithstanding the foregoing, in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110% of the Fair Market Value of a share of Common Stock on the Grant Date of such Option. Payment of the Option Price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock of the Bank valued at the Fair Market Value on the date of exercise of the Option, or a combination of cash and/or such other form of property, or, if authorized by the Committee's regulations and accomplished in accordance therewith, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Bank sale or loan proceeds sufficient to pay the Option Price.


11. Terms and Exercise of Options; Limitations on Exercise and Transferability of Options

         (a) Each Option granted under the Plan shall be exercisable only during a Term commencing on the date of the grant, unless otherwise specified in the Option Agreement, and ending (unless the Option shall have terminated earlier under other provisions of the Plan) on a date to be fixed by the Committee but in no event later than the tenth anniversary of its date of grant; provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

         (b)      The   Committee   shall  have   authority  to  grant   Options
                  exercisable in full at any time during their Term, or exercisable in cumulative or non-cumulative installments.

         (c) Options shall be exercised in whole or in part in accordance with the terms set forth in the Grantee's Option Agreement.

         (d) Subject to the provisions of subsection (e) hereof, upon compliance by the Grantee with such terms of exercise, the Bank shall promptly deliver to the Grantee a certificate or certificates for the shares purchased, without charge to the Grantee for any issue or transfer tax.

         (e) The Committee may postpone any exercise of an Option or a Stock Appreciation Right for such time as the Committee in its discretion may deem necessary, in order to permit the Bank with reasonable diligence to determine that the shares are qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto; and the Bank shall not be obligated by virtue of any Option
                  Agreement or any provision of the Plan to recognize the exercise of an Option or the exercise of a Stock
                  Appreciation Right to sell or issue shares in violation of any applicable law. Any such postponement shall not extend the Term of an Option; and neither the Bank nor its directors or officers shall have any obligation or liability to the Grantee of an Option or Stock
                  Appreciation Right, or to the Grantee's Successor, with respect to any shares as to which the Option or Stock Appreciation Right shall lapse because of such postponement.

         (f) All Options and Stock Appreciation Rights granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and may be exercised during the lifetime of the Grantee only by the Grantee, except that the Committee may permit:

                            (i) exercise, during the Grantee's lifetime, by the Grantee's guardian or legal representative; and

                           (ii) transfer, upon the Grantee's death, to beneficiaries designated by Grantee in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are, with respect to an Incentive Stock Option, consonant with the requirements of Section 422(b)(5) of the Code.

         (g) Upon the exercise of a Nonstatutory Stock Option or Stock Appreciation Right by the Grantee, the stock certificate or certificates may, at the request of the Grantee, be issued in the Grantee's name and the name of another person as joint tenants with right of survivorship.

         (h) The Committee may provide, in the Option Agreement, for the lapse of the Option, prior to the expiration of its term, upon the occurrence of any event specified by the Committee.

         (i) A person electing to exercise an Option shall give written notice, in such form as the Committee may require, of such election to the Bank and shall tender to the Bank the full
                  Option Price of the shares of Common Stock for which the election is made.


12.      Sequential Exercise of Incentive Stock Options

         With the exception of an Option that is, by its terms, exercisable in installments, an Incentive Stock Option shall be exercisable in any order or sequence, irrespective of whether there is outstanding any other Incentive
Stock Option previously granted to the Grantee.


13.      Exercise of Options or Stock Appreciation Rights by
         Grantee on Cessation of Employment

         Except as otherwise specifically provided for herein, employment for the purposes of this section shall mean continuous full-time salaried employment with the Bank or a Subsidiary, except that vacations, sick leaves and other approved absences and severance pay periods shall be disregarded. Employment for the purposes of this section may, at the discretion of the Committee, also include continuous full-time salaried employment with a former Subsidiary under circumstances as determined by the Committee, which determination can be made either at the time of granting an Option or afterward. The following limitations shall apply to any provisions the Committee shall make in an Option Agreement for exercises of Options and Stock Appreciation Rights following cessation of employment.

         (a) Except as provided in Section 13(b), (c) and (e) below, in the event Grantee ceases to be an employee of the Bank through involuntary termination with or without cause by the Bank or any voluntary termination, all Options and associated Stock Appreciation Rights held by such Grantee shall lapse on the date that is the earlier of (i) three months following such termination, or (ii) the expiration date set forth in such Option.

         (b) If such termination is due to Retirement, all Options held by such Grantee shall lapse on the date that is the earlier of (i) three (3) months after such termination in the case of the exercise of an Incentive Stock Option, and such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Nonstatutory Stock Option, or (ii) the expiration date set forth in such Option.

         (c) If such termination is due to Disability, all Options held by such Grantee shall lapse on the date that is the earlier of (i) one (1) year after such termination in the case of the exercise of an Incentive Stock Option and such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Nonstatutory Stock Option, or (ii) the expiration date set forth in such Option.;

         (d) An Incentive Stock Option not exercised within three months (twelve months in the case of Disability or death) after the date of termination due to Disability, Retirement or death may be exercised within such period of time as determined by the Committee and set forth in the Agreement evidencing such Option (as the permitted period of exercise in such circumstances of a Nonstatutory Stock Option) after the date of such termination but no longer will be eligible for the treatment afforded Incentive Stock Options under
                  Section 422 of the Code.


         (e) If a Grantee should die while employed by the Company or any subsidiary of the Company or after Disability or Retirement, any Option previously granted to the Grantee under this Plan may be exercised by the person designated in such Grantee's last will and testament or, in the absence of such designation, by the Grantee's estate, to the full extent that such Option could have been exercised by such Grantee immediately prior to the Grantee's death, but not later than the anniversary of the Grantee's death in the case of the exercise of an Incentive Stock Option and such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Nonstatutory Stock Option.

         (f) No exercises may occur after expiration of the Term of the Option.


14.      Shareholders' Rights

         No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Options shall not affect: the right or power of the Bank or its stockholders to make adjustments, recapitalization, reorganizations or other changes in the Bank's capital structure; the dissolution or liquidation of the Bank, or sale or transfer of any party of its assets or business; or any other corporate act, whether of a similar character or otherwise.


15.      No Right to Employment

         Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Bank nor shall anything in the Plan affect the right of the Bank to terminate the employment of any employee, with or without cause.


16.      Effect of Changes in Capitalization

         (a) Changes in Common Stock. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Bank, occurring after the effective date of the Plan, the number and kind of shares for the purchase of which Options may be granted under Section 5(a) of the Plan shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

         (b) Reorganization in Which the Bank is the Surviving Bank. Subject to Subsection (c) hereof, if the Bank shall be the surviving bank in any reorganization, merger, or consolidation of the Bank with one or more other banks, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

         (c) Reorganization in Which the Bank is Not the Surviving Bank or Sale of Assets or Stock. Upon the dissolution or liquidation of the Bank, or upon a merger, consolidation or reorganization of the Bank with one or more other banks in which the Bank is not the surviving bank, or upon a sale of all or substantially all of the assets of the Bank to another bank, or upon any transaction approved by the Board which results in any person or entity owning 80% or more of the combined voting power of all classes of stock of the Bank, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options or stock appreciation rights covering the stock of a successor bank, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 11 above and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 11 above. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Bank gives notice thereof to its shareholders.

         (d) Adjustments. Adjustments under this Section 16 related to stock or securities of the Bank shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

         (e) No Limitations on Bank. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         (f) Except as provided in this Section 16, the issuance by the Bank of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the outstanding Options.

17.      Change in Control

         (a) Upon the occurrence of a Change in Control (as hereinafter defined):

                  (1) All Options shall become immediately exercisable in full for the remainder of their terms. Grantees, other than Grantees who are subject to
                           Section 16 of the Exchange Act, shall have the right to have the Bank purchase the Options as to which no stock appreciation rights have been granted for cash for a period of thirty days following a Change in Control at the Acceleration Price (as hereinafter defined). Such Options held by Grantees who are subject to Section 16 of the Exchange Act for which at least six months has elapsed from the Grant Date of such Options at the date of the Change in Control shall be automatically purchased by the Bank at the Acceleration Price upon a Change in Control, with payment to be made within thirty days of such Change in Control.

                  (2) All Stock Appreciation Rights shall become immediately exercisable in full for cash at the Acceleration Price, which shall be paid by the Bank within a period of thirty days following a Change in Control, provided that such Stock Appreciation Rights held by Grantees who are subject to Section 16 of the Exchange Act for which at least six months has elapsed from the Grant Date of such rights at the date of the Change in Control shall be automatically purchased by the Bank at the Acceleration Price upon a thirty days of such Change in Control.

         (b)      (1)      The "Acceleration Price" is the excess over the
                           Option Price of the highest of the following on the date of a Change in Control:

                             (i) the highest reported sales price of the Common Stock within the sixty days preceding the date of the Change in Control, as
                                    reported  on  any  securities   exchange  or
                                    quotation system upon which the Common Stock is traded,

                            (ii) the highest price of the Common Stock reported in a Form F-11 or an amendment thereto as paid within the sixty days preceding the date of the Change in Control,

                            (iii) the highest tender offer price paid for the Common Stock, and

                            (iv)     any cash merger or similar price.

                  (2) For Incentive Stock Options and Stock Appreciation Rights granted with respect to Incentive Stock Options, the Acceleration Price is limited to the spread between the Fair Market Value on the date of the purchase of such awards by the Bank and the Option Price.

         (c) A "Change in Control" is the occurrence of any one of the following events:

                             (i) any Person (other than a Grantee, the Bank or any trustee or other fiduciary holding securities under an employee benefit plan of the Bank (or of any subsidiary of the Bank)) is or becomes an "Acquiring Person";

                            (ii) less than eighty percent (80%) of the total membership of the Board shall be Continuing Directors; or

                            (iii) the shareholders of the Bank shall approve a merger or consolidation of the Bank or a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of the Bank's assets to another Person, except in any such case in a transaction in which immediately after such merger, consolidation or sale, exchange or transfer, the shareholders of the Bank, in their capacities as such and as a result thereof, shall own at least 50 percent in voting power of the then outstanding securities of the Bank or of any surviving Person pursuant to any such merger (or of its parent), the consolidated corporation or business entity in any such consolidation, or of the other Person to which such sale, exchange or transfer of assets is made.


         (d) A "Change in Control" shall be deemed not to have occurred if (A) such event is mandated or directed by a regulatory body having jurisdiction over the Bank's operations; or (B) it occurs pursuant to the terms of a plan for the acquisition of the capital stock of the Bank by a newly formed bank holding company if, in the consummation of such plan, the shareholders of the Bank will receive, pro rata, all of the Common Stock of such bank holding company; unless, in such transaction, a Person satisfies subsection (c)(i), (ii) or (iii) above.

         (e)      For purposes of this Section  17:

                  (1) "Acquiring Person" shall mean any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of securities of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's then outstanding voting securities, unless such Person has filed Form F-11A and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Form F-11A for reporting of ownership.

                  (2) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

                  (3) "Continuing Directors" shall mean any member of the Board who was a member of the Board prior to the date hereof, and any successor of a Continuing Director while such successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                  (4) "Person" shall mean any individual, corporation, partnership, group, association or other "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act.

18.      Termination, Suspension or Modification of Plan

         The Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without the authorization of the holders of a majority of the outstanding shares entitled to vote, effect any change (other than through adjustment for changes in capitalization as hereinabove provided) which
(a) increases  the aggregate  number of shares for which Options may be granted;
(b) changes the class of employees eligible to be granted Options; (c) lowers the minimum Option Price or otherwise materially increases the benefits accruing to Grantees through awards under the Plan; (d) lengthens the period during which a Stock Appreciation Right may be exercised; (e) increases the maximum amount a Grantee may be paid upon the exercise of a Stock Appreciation Right; (f) renders any member of the Committee eligible to receive an Option or Stock Appreciation Right while serving thereon; (g) extends the effective period of the Plan; or
(h) removes the restrictions set forth in Section 4(c). No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under the terms of an Option or Stock Appreciation Right granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 16 does not adversely affect any such right.

         Upon the dissolution or liquidation of the Bank, the Plan shall terminate, and all Options previously granted shall lapse on the date of such dissolution or liquidation.


19.      Application of Proceeds

         The proceeds received by the Bank from the sale of its shares under the Plan will be used for general corporate purposes.


20.      Legal Restrictions

         The Bank will not be obligated to issue shares of Common Stock or make any payment if counsel to the Bank determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Bank and any national securities exchange or quotations system upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Bank, give assurances satisfactory to counsel to the Bank regarding such matters as the Bank may deem desirable to assure compliance with all legal requirements. The Bank shall in no event be obliged to take any action in order to cause the exercise of any Option.


21.      Withholding Taxes

         Each Grantee exercising an Option or Stock Appreciation Right as a condition to such exercise shall pay to the Bank the amount, if any, required to be withheld from distributions resulting from such exercise under applicable Federal and State income tax laws and any portion of FICA that is due from Grantee ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date the payment is required from the Bank to the taxing authority. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock, including, without limitation, the establishment of such procedures as may be necessary to comply with Rule 16b-3.


22.      Governing Laws

         This Plan and all rights thereunder shall be construed in accordance with and governed by the laws of the State of Connecticut. The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Committee may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.


23.      Nonexclusivity of the Plan

         Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Bank for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.

                                      * * *

         This Plan was duly adopted and approved by the Board of Directors of the Bank by resolution at a meeting held on the 23rd day of February, 1994 and amended by the Board of Directors of the Bank by resolution at a meeting held on the 25th day of January, 1995, and further amended by the Board of Directors of the Bank by resolution at a meeting held on the 10th day of January, 1996.


                          /s/ Jere Dorney
                          -------------------------------
                          Corporate Secretary of the Bank

         This Plan, as amended, was duly approved by the shareholders of the Bank at a meeting of the shareholders held on the 24th day of April, 1996.


                           /s/ Jere Dorney
                           -------------------------------
                           Corporate Secretary of the Bank



                                Exhibit (4.1)(c)

                   AMENDMENT NO. 2 TO THE NORWALK SAVINGS SOCIETY
                          1994 EMPLOYEE STOCK OPTION PLAN

         This Amendment No. 2 to the Norwalk Savings Society 1994 Employee Stock Option Plan ("Amendment No. 2") dated as of October 1, 1997 is entered into by and between Norwalk Savings Society, a Connecticut chartered stock savings bank, with its main office located at 48 Wall Street, Norwalk, Connecticut (the "Bank") and NSS Bancorp, Inc., a Connecticut stock corporation, with its main office located at 48 Wall Street, Norwalk, Connecticut.

                                      RECITALS

         WHEREAS, the Board of Directors (the "Board") of the Bank initially adopted the 1994 Director Stock Option Plan on February 23, 1994, as amended by the Board on January 25, 1995, and on January 10, 1996 (collectively, the "Stock Option Plan");

         WHEREAS, the shareholders of the Bank initially approved the Plan at the 1995 Annual Meeting of the Bank's Shareholders and approved an amendment to the Stock Option Plan increasing the number of shares for which options may be granted under the Stock Option Plan at the 1996 Annual Meeting of the Bank's Shareholders;

         WHEREAS, the Company has acquired all of the outstanding shares of the Bank's common stock, par value $0.01 per share ("Bank Common Stock") in a one-for-one-share exchange for the common stock of the Company, par value $0.01 per share ("Company Common Stock") pursuant to that certain Agreement and Plan of Reorganization between the Company and the Bank dated May 20, 1997 (the "Plan of Reorganization");

         WHEREAS, Section 5 of the Plan of Reorganization provides that the Company shall adopt and assume certain rights and obligations of the Bank under the Stock Option Plan, including the substitution of Company Common Stock for Bank Common Stock as the stock for which options may be granted under the Stock Option Plan;

         WHEREAS, the Plan of Reorganization provides that the holders of options under the Stock Option Plan prior to the effective time of the Plan of Reorganization will receive an option to purchase the same number of shares of Company Common Stock at the same exercise price and in accordance with such other terms and conditions as pertained to the options outstanding under the Stock Option Plan prior to the Effective
Time; and

         WHEREAS,   the  Company  and  the  Bank  have  determined  that  it  is appropriate to enter into an agreement amending the Stock Option Plan.

         NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) receipt of which is hereby acknowledged and the mutual promises and covenants contained herein, the Bank and the Company agree as follows:

         1.       Definitions:

         (a) The definition of "Board" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          "Board"  means  the  Board of  Directors  of  Norwalk  Savings
                  Society and, if the context permits or requires, also means the Board of Directors of NSS Bancorp, Inc.

         (b) The definition of "Common Stock" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         "Common Stock" means the Company's Common Stock par value $0.01 per share.

         (c) The definition of Committee contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         "Committee" means the Compensation and Benefits Committee of the Bank's
                  Board of Directors or any successor thereto.

         (d) The following definition shall be included in Section 2 of the Stock Option Plan:

                  "Company" means NSS Bancorp, Inc.

         (e) The definition of "Option Agreement" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         "Option Agreement" means a written agreement in form to be approved by the Committee to be entered into between and among the Company, the Bank, and the Grantee of an Option, as provided in Section 9 of the Stock Option Plan.

         (f) The definition of "Subsidiary" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                  "Subsidiary" means an entity of which, at the time such subsidiary is to be determined, at least 50% of the total combined voting power of all classes of stock of such entity is held by the Company, the Bank, and its subsidiaries (exclusive of the ownership by the entity whose subsidiary is being determined).

         2. Except as otherwise specifically provided in this Amendment No. 2, references made to the "Bank" in Sections
5(a), 5(e), 11(d), 11(e), 11(i), 19, 20, 21 and 23 shall be
deemed to refer to the Company.

         3. Except as otherwise specifically provided in Amendment No. 2 all references made to the "Bank" in Sections 1, 4, 7, 9,
13, 14, 15, and 18 shall be deemed to refer both to the Bank and to the Company.

         4. Section 6(e) of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                  (e) If the Committee, in its discretion, decides to permit a Grantee who is an officer of the Bank or the Company to elect to receive cash in full or partial settlement of the exercise of a Stock Appreciation Right, then the following conditions must be met: (i) such election shall be made during the period beginning on the third business day following the date of release for publication of quarterly and annual summary statements of sales and earnings of the Bank and ending on the twelfth business day following such date, unless a different period is specified in the Exchange Act, or any rule promulgated thereunder as in effect at the time of such exercise, or any law, rule, regulation or other provision that may hereafter replace such law or rule, and (ii) the Bank and the Company have collectively been subject to the reporting requirements of Section 13 of the Exchange Act for at least one year prior to the date of said exercise and has filed all reports and statements required to be filed pursuant to that section during that period.

         5. Section 10 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                  The Option Price shall be fixed by the Committee and stated in each Option Agreement and, except as set forth hereafter, shall be not less than the greater of par value of 100% of the Fair Market Value of a share of the Common Stock on the Grant Date of the Option (as determined in good faith by the Committee). The Option Price for Initial Officer Options shall be not less than the greater of par value, $10 or 100% of the Fair Market Value (as defined for this purpose) of a share of Common Stock on the date such Initial Officer Options are granted. Notwithstanding the foregoing, in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110% of the Fair Market Value of a share of the Common Stock on the Grant Date of such Option. Payment of the Option Price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock valued at Fair Market Value on the date of exercise of the Option, or a combination of cash and/or such other form of property, or, if authorized by the Committee's regulations and accomplished in accordance therewith, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company and Bank sale or loan proceeds sufficient to pay the Option Price.

         6. Section 16 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         16.      Effect of Changes in Capitalization

                  (a)      Changes in Common Stock.  If the outstanding
                  shares of Common Stock are increased or decreased
                  or changed into or exchanged for a different number
                  or kind of shares or other securities of the
                  Company by reason of any recapitalization,
                  reclassification, stock split-up, combination of
                  distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kind of shares for the purchase of which Options may be granted under Section 5(d) of the Plan shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

                  (b) Reorganization in Which the Company is the Surviving Entity. Subject to Subsection (c) hereof, if the Company shall be the surviving Company in any reorganization, merger, or consolidation of the Company with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

                  (c) Reorganization in Which the Company is Not the Surviving Company or Sale of Assets or Stock. Upon the dissolution or liquidation of the Company or the Bank, or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company to another entity, or upon any transaction approved by the Board of Directors of the Company which results in any person or entity owning 80% or more of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options or stock appreciation rights covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 10 above and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during the period following the notice of termination described below to exercise such Option in whole or in part, whether or not such Option was otherwise vested and exercisable at the time such notice of termination is given and without regard to any installment limitation on exercise imposed pursuant to Section 10 above. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

                  (d) Adjustments. Adjustments under this Section 14 related to stock or securities of the Company shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                  (e) No Limitations on Company. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company or Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

                  Except as provided in this Section 16, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the outstanding Options.

         7. Section 17 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted:

         17.      Change in Control.

         (a) Upon the occurrence of a Change in Control (as hereinafter defined):

                  (1)      All Options shall become immediately
                           exercisable in full for the remainder of
                           their terms.  Grantees, other than Grantees
                           who are subject to Section 16 of the Exchange
                           Act, shall have the right to have the Bank or
                           the Company purchase the Options as to which
                           no stock appreciation rights have been
                           granted for cash for a period of thirty days
                           following a Change in Control at the
                           Acceleration Price (as hereinafter defined).
                           Such  Options  held by  Grantees  who are subject to
                           Section 16 of the Exchange Act for which at least six months has elapsed from the Grant Date of such Options at the date of the Change in Control shall be
                           automatically   purchased   by   the   Bank   at  the
                           Acceleration Price upon a Change in Control, with payment to be made within thirty days of such Change in Control.

                  (2) All Stock Appreciation Rights shall become immediately exercisable in full for cash at the Acceleration Price, which shall be paid by the Bank or the Company within a period of thirty days following a Change in Control, provided that such Stock Appreciation Rights held by Grantees who are subject to Section
                           16 of the Exchange Act for which at least six months has elapsed from the Grant Date of such rights at the date of the Change in Control shall be automatically purchased by the Bank and if the Bank is unable to do so, by the Company, at the Acceleration Price upon a Change in Control, with payment to be made within thirty days of such Change of Control.

         (b)      (1)      The "Acceleration Price" is the excess over the
                           Option Price of the highest of the following on the date of a Change in Control:

                             (i) the highest reported sales price of the Common Stock within the sixty days preceding the date of the Change in Control, as
                                    reported  on  any  securities   exchange  or
                                    quotation system upon which the Common Stock is traded,

                            (ii)    the  highest   price  of  the  Common  Stock
                                    reported in a Form 13D or an amendment thereto as paid within the sixty (60) days preceding the date of the Change in Control,

                            (iii)   the highest tender offer price paid
                                    for the Common Stock, and

                            (iv)    any cash merger or similar price.

                  (2) For Incentive Stock Options and Stock Appreciation Rights granted with respect to Incentive Stock Options, the Acceleration Price is limited to the spread between the Fair Market Value on the date of the purchase of such awards and the Option Price.

         (c) A "Change in Control" is the occurrence of any one of the following events:

                             (i) any Person (other than a Grantee, the Company, the Bank or any trustee or other fiduciary holding securities under an employee benefit plan of the Bank (or of any subsidiary of the Bank)) is or becomes an "Acquiring Person";

                            (ii)    less than eighty percent (80%) of
                                    the total membership of the Bank's or
                                    the Company's Board shall be Continuing
                                    Directors; or

                            (iii)   the shareholders of the Company
                                    shall approve a merger or consolidation
                                    of the Company or a plan of complete
                                    liquidation of the Company or an
                                    agreement for the sale or disposition by the
                                    Company of all or  substantially  all of the
                                    Company's  assets to another Person,  except
                                    in any such case in a  transaction  in which
                                    immediately after such merger, consolidation
                                    or   sale,   exchange   or   transfer,   the
                                    shareholders   of  the  Company,   in  their
                                    capacities as such and as a result thereof, shall own at least 50 percent in voting power of the then outstanding securities of the Company or of any surviving Person pursuant to any such merger (or of its parent), the consolidated corporation or business entity in any such consolidation, or of the other Person to which such sale, exchange or transfer of assets is made.

         (d) A "Change in Control" shall be deemed not to have occurred if such event is mandated or directed by a regulatory body having jurisdiction over the Bank's or the Company's operations.

         (e) For purposes of this Section  17:

                  (1) "Acquiring Person" shall mean any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Bank's then outstanding voting securities, unless such Person has filed Form 13G and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Form 13G for reporting of ownership.

                  (2) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

                  (3) "Continuing Directors" shall mean any member of the Company's or Bank's Board of Directors who was a member of either Board prior to the date hereof, and any successor of a Continuing Director while such successor is a member of the Company's or Bank's Board of Directors who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                  (4) "Person" shall mean any individual, corporation, partnership, group, association or other "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act.

         8.       Other Provisions to remain in Effect.

         Except as expressly modified or amended by this Amendment No. 2, all of the terms, covenants and conditions of the Stock Option Plan and all Options previously granted thereunder are hereby ratified and confirmed, all to remain in full force and effect.

         IN  WITNESS  WHEREOF,   the  undersigned  parties  have  executed  this
Amendment as of the date first written above.

                                                NORWALK SAVINGS SOCIETY


                                                By: /s/ Robert T. Judson
                                                   Robert T. Judson
                                                   Its President


                                                NSS BANCORP, INC.


                                                By: /s/ Rorbert T. Judson
                                                   Robert T. Judson
                                                   Its President


                               Exhibit (4.2)(a)

                            NORWALK SAVINGS SOCIETY
                        1994 DIRECTOR STOCK OPTION PLAN

 1.      Purpose

         The 1994 Director Stock Option Plan is designed to enable Non- Employee Directors of Norwalk Savings Society to acquire or increase a proprietary interest in the Bank, and thus to share in the future success of the Bank's business. Accordingly, the Plan is intended as a further means, not only of attracting and retaining outstanding Non-Employee Directors who are in a position to make important and direct contributions to the success of the Bank, but also of promoting a closer identity of interests between the Bank's Non-Employee Directors and its shareholders.


 2.      Definitions

         Whenever used herein, the following terms shall have the meanings set forth below:

         "Annual Options" shall have the meaning set forth in
         Section 5(a)(iii) hereof.

         "Bank" means Norwalk Savings Society.

         "Board" means the Board of Directors of Norwalk Savings
         Society.

         "Chairman Options" shall have the meaning set forth in
         Section 5(a)(ii) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         "Committee" means the entire Board with the exception of those directors who are also officers and employees of the Bank.

         "Common Stock" means the Bank's Common Stock, par value  $.01 per share.

         "Conversion Offering" means the offering for sale of up to 2,645,000 shares of the Bank's Common Stock upon its conversion from a Connecticut-chartered mutual to a Connecticut-chartered capital stock savings bank.

         "Disability," as applied to a Grantee, shall have the meaning set forth in Section 22(e)(3) of the Code.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" on any particular date means the last sales price of a share of Common Stock on the NASDAQ National Market (or any exchange on which the Common Stock is then traded) as reported for that date by NASDAQ or, if no sales price is reported on that date, the mean between the bid and asked quotations for the Common Stock on that date as reported by NASDAQ; provided that if no such sales or quotations are reported by NASDAQ for such date, the Fair Market Value of a share of Common Stock on such date shall be the last sales price or, if not available, the mean between the bid and asked quotations as reported by NASDAQ for the first preceding date.
         In the case of Initial Options (as defined below) granted on the effective date of the Plan, "Fair Market Value" for purposes of determining the Option Price shall be the Fair Market Value of the Common Stock on the date the Plan is approved by the Bank's Shareholders.

         "Future Non-Employee Directors" means a Non-Employee Director who was not a member of the Board at the time of adoption of the Plan by the Board, as shown by his or her absence from Schedule A attached hereto and made a part hereof.

         "Future Options" shall have the meaning set forth in Section 5(a)(ii) hereof.

         "Future Second Options" shall have the meaning set forth in Section 5(a)(ii) hereof.

         "Grantee" means a Non-Employee Director of the Bank to whom an Option is granted.

         "Grant Date" as used with respect to a particular Option, means the date on which such Option is granted pursuant to Section 5 of the Plan.

         "Initial Options" shall have the meaning set forth in Section 5(a)(i) hereof.

         "NASDAQ" means National Association of Securities Dealers Automated Quotation System.

         "Non-Employee Director" means a member of the Board who is not an employee of the Bank or any Subsidiary.

         "Option" means an option granted pursuant to the Plan, including Initial Options, Future Options, Future Second Options, Chairman Options and Annual Options to purchase, the number of shares of Common Stock specified by this Plan which shall be a non-qualified stock option not intended to qualify as incentive stock options under Section 422 of the Code.

         "Option Agreement" means a written agreement in a form attached hereto as Appendix A to be entered into by the Bank and the Grantee of an Option, as provided in Section 8 hereof.


         "Option Price" means the purchase price of each share of Common Stock subject to an Option as set forth in Section 9.

         "Plan" means the Bank's 1994 Director Stock Option Plan, as amended from time to time.

         "Retirement," as applied to a Non-Employee Director, shall mean when the Non-Employee Director's term on the Board terminates upon reaching the first day of the first month following the month in which the Non-Employee Director attains the age of seventy-five years.

         "Subsidiary" means an entity of which, at the time such subsidiary status is to be determined, at least 50% of the total combined voting power of all classes of stock of such entity is held by the Bank and its Subsidiaries (exclusive of ownership by the entity whose subsidiary status is being determined).

         "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Grantee.

         "Term" means the period during which an Option may be exercised as set forth in the Option Agreement.

 3.      Effective Date and Duration of Plan

         The Plan shall become effective on the day of the consummation of the conversion of the Bank from a mutual to a stock form of organization (the "Conversion Date") subject to approval of the Plan within one year of the Conversion Date by the holders of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at a duly held meeting of the Bank's shareholders; provided, however, that upon approval of the Plan by the shareholders of the Bank as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Bank had approved the Plan on the effective date. If the shareholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null and void and of no effect.

         Unless previously terminated by the Board of Directors or except as otherwise provided for herein, the Plan shall terminate, as to any shares as to which Options have not theretofore been granted, on the tenth anniversary of its adoption by the Board of Directors.

 4.      Administration of the Plan

         (a) General. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and interpret the provisions of the Plan and any Options granted hereunder. Any decision by the Committee shall be final and binding on all parties. No member of the Committee shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Options under the Plan. The Committee may delegate any of such responsibilities to one or more agents and may retain advisors to advise it. No Grantee shall participate in the decision of any question relating exclusively to an Option granted to that Grantee.

         (b) Rules and Interpretation. The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan in a uniform manner. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all parties. The Committee's administrative functions shall be ministerial in nature in view of the Plan's explicit provisions, including those related to eligibility for, timing, price and amount of Option grants.

 5.      Grant of Options:  Number and Source of Shares Subject to the Plan

         (a)      (i)      The initial grant of Options ("Initial Options")
                           under the Plan shall be made to Non-Employee
                           Directors who were serving on the Board on the date
                           of the adoption of the Plan by the Board on the
                           condition the Plan is approved by the Bank's
                           Shareholders in accordance with the following
                           formula:  The number of shares subject to an
                           Initial Option shall equal 4,853 shares of Common
                           Stock plus an additional 3,640 shares of Common
                           Stock if such Non-Employee Director has served as a
                           member of the Board for a period of at least five
                           (5) years as of the date of the adoption of the
                           Plan by the Board, plus an additional 2,427 shares
                           of Common Stock shall be award to a Non-Employee
                           Director who has served for a period of three years
                           as Chairman of the Board as of the date of the
                           adoption of the Plan by the Board.  Accordingly,
                           the number of shares of Common Stock granted under
                           the Initial Options in accordance with the
                           foregoing formula is set forth in Schedule A
                           attached hereto, subject to approval of the Plan by
                           the Bank's stockholders.  The Initial Grants shall
                           become fully vested     ratably over three years
                           beginning with the first anniversary of the Conversion Date.


                  (ii) Subsequent grants of Options will be made to Future Non-Employee Directors upon their appointment or election as Non-Employee Directors and to any Non-Employee Directors upon their fifth anniversary of service as a member of the Board and/or their third anniversary of service as Chairman of the Board.
                           The number of shares subject to such Options shall
                           be determined in accordance with the following formula: Upon election or appointment to the
                           Board, each Future Director shall receive an Option to purchase 4,853 shares of Common Stock ("Future Options") and each Non-Employee Director shall receive an Option to purchase 3,640 shares of
                           Common Stock upon the fifth anniversary of such Non-Employee Director's service on the Board
                           ("Future Second Options") and further shall receive an Option to purchase 2,427 shares of Common Stock upon the third anniversary of such Non-Employee Director's service as Chairman of the Board ("Chairman Options"). Future Options, Future Second Options and Chairman Options shall be awarded at the Option Price on the Grant Date. Future Options, Future Second Options and Chairman Options shall vest ratably over three years beginning with the first anniversary of their Grant Date. If, on any Grant Date, the aggregate number of shares of Common Stock subject to Option grants on that date exceeds the remaining number of shares reserved for issuance under the Plan, the number of Option shares awarded to each Non-Employee Director to whom Options shall be granted on such date shall be reduced pro rata so that the aggregate number of Option shares awarded to such Non-Employee Directors equals the number of reserved shares of Common Stock remaining under the Plan. All Options awarded shall be subject to adjustment in accordance with Section 14. Any shares of Common Stock to be delivered by the Bank upon the exercise of Options shall, as determined by the Board of Directors, be provided from Common Stock held in the Bank's treasury which is not reserved for some other purpose or from authorized and unissued Common Stock which is not reserved for some other purpose.


                  (iii) Each Non-Employee Director shall receive on the day following the first Annual Meeting of Shareholders of the Bank in 1996 and on the day following each Annual Meeting of Shareholders thereafter an Option to purchase 1,000 shares of Common Stock ("Annual Options"). Such Annual Options shall be awarded at the Option Price on the Grant Date and shall be fully vested on the Grant Date and exercisable in full at the expiration of six months following the Grant Date.

         (b) The Grant Date of an Option shall be, with respect to the Initial Options, on the date hereof and with respect to Future Options, Future Second Options and Chairman Options shall be the date of the appointment or election of Future Directors or such anniversary of service on the Board or as Chairman of the Board as specified in subparagraph (a)(ii) hereto, and with respect to Annual Options shall be the day following the Annual Meeting of Shareholders in the year at issue, without further action by the Committee.

         (c) In the event that any Option expires, lapses or otherwise terminates prior to being fully exercised, any share of Common Stock allocable to the unexercised portion of such Option may again be made subject to an Option.

         (d) Subject to adjustment as provided in Section 14 hereof, the aggregate number of shares to be delivered under the Plan shall not exceed 72,802 shares of Common Stock. Shares subject to Initial Options granted under the Plan shall be considered as shares purchased in the Conversion Offering for the purpose of the insider limitation on conversion share purchases provided in
                  Section 36-142m-12(g) of the Code of Connecticut Regulations (the "Limitation"). The Limitation limits Conversion Offering stock purchases by officers, directors and their associates in the Conversion to not more than 30% of the total number of shares offered in the Conversion Offering. Any and all Initial Options which may be granted to persons, purposefully or inadvertently, in excess of the limitation shall automatically be null and void, and not exercisable at any time.

 6.      Persons Eligible to Receive Options

         Options may be granted under the Plan to Non-Employee Directors.


 7.      Limitation on Annual Awards

         The amount of Options which may be granted to any Grantee in any calendar year is established pursuant to Section 5 above.


 8.      Option Agreement

         (a) The Grantee of an Option shall execute an Option Agreement with the Bank in the form attached hereto as Appendix A.

         (b) Appropriate officers of the Bank are hereby authorized to execute (by facsimile or manually affixed signature) and deliver Option Agreements in the name of the Bank as directed from time to time by the Committee.


 9.      Option Price

         For the Initial Options, the Option Price shall be the greater of par value, $10 or 100% of the Fair Market Value of a share of Common Stock on the date the Plan is approved by the Bank's Shareholders. Subsequent grants shall be the greater of par value or 100% of the Fair Market Value of a share of the Common Stock on the Grant Date of the Option. Payment of the Option Price shall be made in cash or in shares of Common Stock of the Bank valued at the Fair Market Value on the date of exercise of the Option, or a combination of cash and/or such other form of property.


10. Terms and Exercise of Options; Limitations on Exercise and Transferability of Options

         (a) Each Option granted under the Plan shall be exercisable only during a Term commencing on its Grant Date and ending (unless the Option shall have terminated earlier under other provisions of the Plan) on the tenth anniversary of its Grant Date.


         (b) With the exception of Initial Options and Annual Options, Options shall vest and become nonforfeitable and shall become exercisable ratably on the first, second and third anniversaries of the Grant Date. Initial Options shall become fully vested on the Conversion Date and shall become exercisable ratably on the first, second and third anniversaries of the Conversion Date. Annual Options shall become fully vested on the Grant Date and shall be exercisable in full at the expiration of six months following the Grant Date.


         (c) Notwithstanding the provisions of subparagraph (b) hereof, an Option that has vested shall become fully exercisable upon the occurrence of the Grantee's death or withdrawal from the Board by reason of such Non- Employee Director's Retirement or Disability.

         (d) Subject to subparagraph (e) hereof, upon compliance by the Grantee with such terms of exercise, the Bank shall promptly deliver to the Grantee a certificate or certificates for the shares purchased, without charge to the Grantee for any issue or transfer tax.

         (e) The Committee may postpone any exercise of an Option for such time as the Committee may deem necessary, in order to permit the Bank with reasonable diligence to determine that the shares are qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto; and the Bank shall not be obligated by virtue of any Option Agreement or any provision of the Plan to recognize the exercise of an Option to sell or issue shares in violation of any applicable law. Any such postponement shall not extend the Term of an Option; and neither the Bank nor its directors or officers shall have any obligation or liability to the Grantee of an Option, or to the Grantee's Successor, with respect to any shares as to which the Option shall lapse because of such postponement.

         (f) All Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and may be exercised during the lifetime of the Grantee only by the Grantee or by the Grantee's guardian or legal representative.

         (g) Upon the exercise of an Option by the Grantee, the stock certificate or certificates may, at the request of the Grantee, be issued in the Grantee's name and the name of another person as joint tenants with right of survivorship.

         (h) A person electing to exercise an Option shall give written notice, in such form as the Committee may require, of such election to the Bank and shall tender to the Bank the full
                  Option Price of the shares of Common Stock for which the election is made.


11.      Exercise of Options by Grantee on Cessation of Serving as a Director

         (a) Except as provided in Section 11(b) below, in the event Grantee ceases to be a Non-Employee Director of the Bank through voluntary resignation by the Grantee, or involuntary removal with or without cause by the Bank, all Options held by such Grantee shall lapse on the date that is the earlier of (i) three months following such resignation or removal, or (ii) the expiration date set forth in such Option.

         (b) In the event Grantee ceases to be a Non-Employee Director of the Bank due to Retirement, death or Disability, all Options held by such Grantee shall lapse on the date that is the earlier of (i) one year after termination due to such causes or (ii) on the expiration date set forth in such Option.

         (c) No exercises may occur after expiration of the Term of the Option.


12.      Shareholders' Rights

         No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Options shall not affect: the right or power of the Bank or its stockholders to make adjustments, recapitalization, reorganizations or other changes in the Bank's capital structure; the dissolution or liquidation of the Bank, or sale or transfer of any party of its assets or business; or any other corporate act, whether of a similar character or otherwise.

13.      No Right to Serve as a Director

         Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any Non-Employee Director any right to continue to serve as a Non-Employee Director of the Bank nor shall anything in the Plan affect the right of the Board to remove a Non-Employee Director from the Board, with or without cause, in accordance with the Bank's Amended and Restated Articles of Incorporation and Bylaws.

14.      Effect of Changes in Capitalization

         (a)      Changes in Common Stock.  If the outstanding shares of
                  Common Stock are increased or decreased or changed into
                  or exchanged for a different number or kind of shares or
                  other securities of the Bank by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock,
                  or other increase or decrease in such shares effected
                  without receipt of consideration by the Bank, occurring
                  after the effective date of the Plan, the number and
                  kind of shares for the purchase of which Options may be granted under Section 5(d) of the Plan shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares for which
                  Options are outstanding shall be adjusted
                  proportionately and accordingly so that the
                  proportionate interest of the holder of the Option
                  immediately following such event shall, to the extent practicable, be the same as immediately prior to such event.  Any such adjustment in outstanding Options shall
                  not change the aggregate Option Price payable with
                  respect to shares  subject to the  unexercised  portion of the
                  Option   outstanding   but  shall   include  a   corresponding
                  proportionate adjustment in the Option Price per share.

         (b) Reorganization in Which the Bank is the Surviving Bank. Subject to Subsection (c) hereof, if the Bank shall be the surviving bank in any reorganization, merger, or consolidation of the Bank with one or more other banks, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

         (c)      Reorganization in Which the Bank is Not the Surviving
                  Bank or Sale of Assets or Stock. Upon the dissolution or liquidation of the Bank, or upon a merger, consolidation or reorganization of the Bank with one or more other banks in which the Bank is not the surviving bank, or upon a sale of all or substantially all of the assets of the Bank to another bank, or upon any transaction approved by the Board which results in any person or entity owning 80% or more of the combined voting power of all classes of stock of the Bank, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options or stock appreciation rights covering the stock of a successor bank, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 10 above and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during the period following the notice of termination described below to exercise such Option in whole or in part, whether or not such Option was otherwise vested and exercisable at the time such notice of termination is given and without regard to any installment limitation on exercise imposed pursuant to Section 10 above. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Bank gives notice thereof to its shareholders.

         (d) Adjustments. Adjustments under this Section 14 related to stock or securities of the Bank shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

         (e) No Limitations on Bank. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         (f) Except as provided in this Section 14, the issuance by the Bank of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the outstanding Options.


15.      Termination, Suspension or Modification of Plan

         Subject to the limitation that the provisions of the Plan shall not be amended more than once every six months other than to comport with changes in the Code or regulations thereunder, the Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without the authorization of the holders of a majority of the outstanding shares entitled to vote, effect any change (other than through adjustment for changes in capitalization as hereinabove provided) which (a) increases the aggregate number of shares for which Options may be granted; (b) changes the criteria for determining directors eligible to participate in the Plan; (c) lowers the minimum Option Price or otherwise materially increases the benefits accruing to Grantees through awards under the Plan; or (d) extends the term of the Plan.
No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under the terms of an Option granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 14 does not adversely affect any such right.

         Upon the dissolution or liquidation of the Bank, the Plan shall terminate, and all Options previously granted shall lapse on the date of such dissolution or liquidation.


16.      Application of Proceeds

         The proceeds received by the Bank from the sale of its shares under the Plan will be used for general corporate purposes.


17.      Legal Restrictions

         The Bank will not be obligated to issue shares of Common Stock or make any payment if counsel to the Bank determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Bank and any national securities exchange or quotations system upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Bank, give assurances satisfactory to counsel to the Bank regarding such matters as the Bank may deem desirable to assure compliance with all legal requirements. The Bank shall in no event be obliged to take any action in order to cause the exercise of any Option.


18.      Withholding Taxes

         The Bank may require any Grantee, as a condition of exercise of an Option, to pay or reimburse any taxes which the Bank determines it is required to withhold in connection with the grant or exercise of the Option.


19.      Governing Laws

         This Plan and all rights thereunder shall be construed in accordance with and governed by the laws of the State of Connecticut.


20.      Nonexclusivity of the Plan

         Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Bank for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.


                                     * * *

         This Plan was duly adopted and approved by the Board of Directors of the Bank by resolution at a meeting held on the 23rd day of February, 1994, and amended by the Board of Directors by resolution at a meeting held on the 25th day of January, 1995.


                                         /s/ Jeremiah T. Dorney
                                         -------------------------------
                                         Corporate Secretary of the Bank


         This Plan,  as amended,  was duly approved by the  shareholders  of the
Bank  at  a  meeting   of  the  shareholders  held  on  the  26th day  of
April, 1995.


                                          /s/ Jeremiah T. Dorney
                                          -------------------------------
                                          Corporate Secretary of the Bank


                                 Exhibit (4.2)(b)

                              NORWALK SAVINGS SOCIETY
                         1994 DIRECTOR STOCK OPTION PLAN
                         AMENDED EFFECTIVE APRIL 24, 1996

 1.      Purpose

         The 1994 Director Stock Option Plan is designed to enable Non- Employee Directors of Norwalk Savings Society to acquire or increase a proprietary interest in the Bank, and thus to share in the future success of the Bank's business. Accordingly, the Plan is intended as a further means, not only of attracting and retaining outstanding Non-Employee Directors who are in a position to make important and direct contributions to the success of the Bank, but also of promoting a closer identity of interests between the Bank's Non-Employee Directors and its shareholders.


 2.      Definitions

         Whenever used herein, the following terms shall have the meanings set forth below:

         "Annual Options" shall have the meaning set forth in
         Section 5(a)(iii) hereof.

         "Bank" means Norwalk Savings Society.

         "Board" means the Board of Directors of Norwalk Savings
         Society.

         "Chairman Options" shall have the meaning set forth in
         Section 5(a)(ii) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         "Committee" means the entire Board with the exception of those directors who are also officers and employees of the Bank.

         "Common Stock" means the Bank's Common Stock, par value  $.01 per share.

         "Conversion Offering" means the offering for sale of up to 2,645,000 shares of the Bank's Common Stock upon its conversion from a Connecticut-chartered mutual to a Connecticut-chartered capital stock savings bank.

         "Disability," as applied to a Grantee, shall have the meaning set forth in Section 22(e)(3) of the Code.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" on any particular date means the last sales price of a share of Common Stock on the NASDAQ National Market (or any exchange on which the Common Stock is then traded) as reported for that date by NASDAQ or, if no sales price is reported on that date, the mean between the bid and asked quotations for the Common Stock on that date as reported by NASDAQ; provided that if no such sales or quotations are reported by NASDAQ for such date, the Fair Market Value of a share of Common Stock on such date shall be the last sales price or, if not available, the mean between the bid and asked quotations as reported by NASDAQ for the first preceding date.
         In the case of Initial Options (as defined below) granted on the effective date of the Plan, "Fair Market Value" for purposes of determining the Option Price shall be the Fair Market Value of the Common Stock on the date the Plan is approved by the Bank's Shareholders.

         "Future Non-Employee Directors" means a Non-Employee Director who was not a member of the Board at the time of adoption of the Plan by the Board, as shown by his or her absence from Schedule A attached hereto and made a part hereof.

         "Future Options" shall have the meaning set forth in Section 5(a)(ii) hereof.

         "Future Second Options" shall have the meaning set forth in Section 5(a)(ii) hereof.

         "Grantee" means a Non-Employee Director of the Bank to whom an Option is granted.

         "Grant Date" as used with respect to a particular Option, means the date on which such Option is granted pursuant to Section 5 of the Plan.

         "Initial Options" shall have the meaning set forth in Section 5(a)(i) hereof.

         "NASDAQ" means National Association of Securities Dealers Automated Quotation System.

         "Non-Employee Director" means a member of the Board who is not an employee of the Bank or any Subsidiary.

         "Option" means an option granted pursuant to the Plan, including Initial Options, Future Options, Future Second Options, Chairman Options and Annual Options to purchase, the number of shares of Common Stock specified by this Plan which shall be a non-qualified stock option not intended to qualify as incentive stock options under Section 422 of the Code.

         "Option Agreement" means a written agreement in a form attached hereto as Appendix A to be entered into by the Bank and the Grantee of an Option, as provided in Section 8 hereof.

         "Option Price" means the purchase price of each share of Common Stock subject to an Option as set forth in Section 9.

         "Plan" means the Bank's 1994 Director Stock Option Plan, as amended from time to time.

         "Retirement," as applied to a Non-Employee Director, shall mean when the Non-Employee Director's term on the Board terminates upon reaching the first day of the first month following the month in which the Non-Employee Director attains the age of seventy-five years.

         "Subsidiary" means an entity of which, at the time such subsidiary status is to be determined, at least 50% of the total combined voting power of all classes of stock of such entity is held by the Bank and its Subsidiaries (exclusive of ownership by the entity whose subsidiary status is being determined).

         "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Grantee.

         "Term" means the period during which an Option may be exercised as set forth in the Option Agreement.


 3.      Effective Date and Duration of Plan

         The Plan shall become effective on the day of the consummation of the conversion of the Bank from a mutual to a stock form of organization (the "Conversion Date") subject to approval of the Plan within one year of the Conversion Date by the holders of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at a duly held meeting of the Bank's shareholders; provided, however, that upon approval of the Plan by the shareholders of the Bank as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Bank had approved the Plan on the effective date. If the shareholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null and void and of no effect.

         Unless previously terminated by the Board of Directors or except as otherwise provided for herein, the Plan shall terminate, as to any shares as to which Options have not theretofore been granted, on the tenth anniversary of its adoption by the Board of Directors.

 4.      Administration of the Plan

         (a) General. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and interpret the provisions of the Plan and any Options granted hereunder. Any decision by the Committee shall be final and binding on all parties. No member of the Committee shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Options under the Plan. The Committee may delegate any of such responsibilities to one or more agents and may retain advisors to advise it. No Grantee shall participate in the decision of any question relating exclusively to an Option granted to that Grantee.

         (b) Rules and Interpretation. The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan in a uniform manner. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all parties. The Committee's administrative functions shall be ministerial in nature in view of the Plan's explicit provisions, including those related to eligibility for, timing, price and amount of Option grants.


 5.      Grant of Options:  Number and Source of Shares Subject to the Plan

         (a)      (i)      The initial grant of Options ("Initial Options")
                           under the Plan shall be made to Non-Employee
                           Directors who were serving on the Board on the date of the adoption of the Plan by the Board on the condition the Plan is approved by the Bank's
                           Shareholders in accordance with the following formula: The number of shares subject to an Initial Option shall equal 4,853 shares of Common
                           Stock plus an additional 3,640 shares of Common
                           Stock if such Non-Employee Director has served as a member of the Board for a period of at least five
                           (5) years as of the date of the adoption of the Plan by the Board, plus an additional 2,427 shares of Common Stock shall be award to a Non-Employee
                           Director who has served for a period of three years as Chairman of the Board as of the date of the adoption of the Plan by the Board. Accordingly, the number of shares of Common Stock granted under the Initial Options in accordance with the foregoing formula is set forth in Schedule A attached hereto, subject to approval of the Plan by the Bank's stockholders. The Initial Grants shall become fully vested ratably over three years beginning with the first anniversary of the Conversion Date.

                  (ii) Subsequent grants of Options will be made to Future Non-Employee Directors upon their appointment or election as Non-Employee Directors and to any Non-Employee Directors upon their fifth anniversary of service as a member of the Board and/or their third anniversary of service as Chairman of the Board.
                           The number of shares subject to such Options shall
                           be determined in accordance with the following formula: Upon election or appointment to the
                           Board, each Future Director shall receive an Option to purchase 4,853 shares of Common Stock ("Future Options") and each Non-Employee Director shall receive an Option to purchase 3,640 shares of
                           Common Stock upon the fifth anniversary of such Non-Employee Director's service on the Board
                           ("Future Second Options") and further shall receive an Option to purchase 2,427 shares of Common Stock upon the third anniversary of such Non-Employee Director's service as Chairman of the Board ("Chairman Options"). Future Options, Future
                           Second Options and Chairman Options shall be awarded at the Option Price on the Grant Date. Future Options, Future Second Options and Chairman Options shall vest ratably over three years beginning with the first anniversary of their Grant Date. If, on any Grant Date, the aggregate number of shares of Common Stock subject to Option grants on that date exceeds the remaining number of shares reserved for issuance under the Plan, the number of Option shares awarded to each Non-Employee Director to whom Options shall be granted on such date shall be reduced pro rata so that the aggregate number of Option shares awarded to such Non-Employee Directors equals the number of reserved shares of Common Stock remaining under the Plan. All Options awarded shall be subject to adjustment in accordance with Section 14. Any shares of Common Stock to be delivered by the Bank upon the exercise of Options shall, as determined by the Board of Directors, be provided from Common Stock held in the Bank's treasury which is not reserved for some other purpose or from authorized and unissued Common Stock which is not reserved for some other purpose.


                  (iii) Each Non-Employee Director shall receive on the day following the Annual
                           Meeting of Shareholders of the Bank in
                           1996  and on the day following each
                           Annual Meeting of Shareholders thereafter an Option to purchase 2,000 shares of Common Stock ("Annual Options"). Such Annual Options shall be awarded at the Option Price on the Grant Date and shall be fully vested on the Grant Date and exercisable in full at the expiration of six months following the Grant Date.

         (b) The Grant Date of an Option shall be, with respect to the Initial Options, on the date hereof and with respect to Future Options, Future Second Options and Chairman Options shall be the date of the appointment or election of Future Directors or such anniversary of service on the Board or as Chairman of the Board as specified in subparagraph (a)(ii) hereto, and with respect to Annual Options shall be the day following the Annual Meeting of Shareholders in the year at issue, without further action by the Committee.

          (c) In the event that any Option expires, lapses or otherwise terminates prior to being fully exercised, any share of Common Stock allocable to the unexercised portion of such Option may again be made subject to an Option.

         (d) Subject to adjustment as provided in Section 14 hereof, the aggregate number of shares to be delivered under the Plan shall not exceed 122,802 shares of Common Stock. Shares subject to Initial Options granted under the Plan shall be considered as shares purchased in the Conversion Offering for the purpose of the insider limitation on conversion share purchases provided in
                  Section 36-142m-12(g) of the Code of Connecticut Regulations (the "Limitation"). The Limitation limits Conversion Offering stock purchases by officers, directors and their associates in the Conversion to not more than 30% of the total number of shares offered in the Conversion Offering. Any and all Initial Options which may be granted to persons, purposefully or inadvertently, in excess of the limitation shall automatically be null and void, and not exercisable at any time.

 6.      Persons Eligible to Receive Options

         Options may be granted under the Plan to Non-Employee Directors.


 7.      Limitation on Annual Awards

         The amount of Options which may be granted to any Grantee in any calendar year is established pursuant to Section 5 above.


 8.      Option Agreement

         (a) The Grantee of an Option shall execute an Option Agreement with the Bank in the form attached hereto as Appendix A.

         (b) Appropriate officers of the Bank are hereby authorized to execute (by facsimile or manually affixed signature) and deliver Option Agreements in the name of the Bank as directed from time to time by the Committee.


 9.      Option Price

         For the Initial Options, the Option Price shall be the greater of par value, $10 or 100% of the Fair Market Value of a share of Common Stock on the date the Plan is approved by the Bank's Shareholders. Subsequent grants shall be the greater of par value or 100% of the Fair Market Value of a share of the Common Stock on the Grant Date of the Option. Payment of the Option Price shall be made in cash or in shares of Common Stock of the Bank valued at the Fair Market Value on the date of exercise of the Option, or a combination of cash and/or such other form of property.


10. Terms and Exercise of Options; Limitations on Exercise and Transferability of Options

         (a) Each Option granted under the Plan shall be exercisable only during a Term commencing on its Grant Date and ending (unless the Option shall have terminated earlier under other provisions of the Plan) on the tenth anniversary of its Grant Date.

         (b) With the exception of Initial Options and Annual Options, Options shall vest and become nonforfeitable and shall become exercisable ratably on the first, second and third anniversaries of the Grant Date. Initial Options shall become fully vested on the Conversion Date and shall become exercisable ratably on the first, second and third anniversaries of the Conversion Date. Annual Options shall become fully vested on the Grant Date and shall be exercisable in full at the expiration of six months following the Grant Date.

         (c) Notwithstanding the provisions of subparagraph (b) hereof, an Option that has vested shall become fully exercisable upon the occurrence of the Grantee's death or withdrawal from the Board by reason of such Non- Employee Director's Retirement or Disability.

         (d) Subject to subparagraph (e) hereof, upon compliance by the Grantee with such terms of exercise, the Bank shall promptly deliver to the Grantee a certificate or certificates for the shares purchased, without charge to the Grantee for any issue or transfer tax.

         (e) The Committee may postpone any exercise of an Option for such time as the Committee may deem necessary, in order to permit the Bank with reasonable diligence to determine that the shares are qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto; and the Bank shall not be obligated by virtue of any Option Agreement or any provision of the Plan to recognize the exercise of an Option to sell or issue shares in violation of any applicable law. Any such postponement shall not extend the Term of an Option; and neither the Bank nor its directors or officers shall have any obligation or liability to the Grantee of an Option, or to the Grantee's Successor, with respect to any shares as to which the Option shall lapse because of such postponement.

         (f) All Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and may be exercised during the lifetime of the Grantee only by the Grantee or by the Grantee's guardian or legal representative.

         (g) Upon the exercise of an Option by the Grantee, the stock certificate or certificates may, at the request of the Grantee, be issued in the Grantee's name and the name of another person as joint tenants with right of survivorship.

         (h) A person electing to exercise an Option shall give written notice, in such form as the Committee may require, of such election to the Bank and shall tender to the Bank the full
                  Option Price of the shares of Common Stock for which the election is made.


11.      Exercise of Options by
         Grantee on Cessation of Serving as a Director

         (a) Except as provided in Section 11(b) below, in the event Grantee ceases to be a Non-Employee Director of the Bank through voluntary resignation by the Grantee, or involuntary removal with or without cause by the Bank, all Options held by such Grantee shall lapse on the date that is the earlier of (i) three months following such resignation or removal, or (ii) the expiration date set forth in such Option.

         (b) In the event Grantee ceases to be a Non-Employee Director of the Bank due to Retirement, death or Disability, all Options held by such Grantee shall lapse on the date that is the earlier of (i) one year after termination due to such causes or (ii) on the expiration date set forth in such Option.

         (c) No exercises may occur after expiration of the Term of the Option.


12.      Shareholders' Rights

         No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Options shall not affect: the right or power of the Bank or its stockholders to make adjustments, recapitalization, reorganizations or other changes in the Bank's capital structure; the dissolution or liquidation of the Bank, or sale or transfer of any party of its assets or business; or any other corporate act, whether of a similar character or otherwise.

13.      No Right to Serve as a Director

         Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any Non-Employee Director any right to continue to serve as a Non-Employee Director of the Bank nor shall anything in the Plan affect the right of the Board to remove a Non-Employee Director from the Board, with or without cause, in accordance with the Bank's Amended and Restated Articles of Incorporation and Bylaws.

14.      Effect of Changes in Capitalization

         (a)      Changes in Common Stock.  If the outstanding shares of
                  Common Stock are increased or decreased or changed into
                  or exchanged for a different number or kind of shares or
                  other securities of the Bank by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock,
                  or other increase or decrease in such shares effected
                  without receipt of consideration by the Bank, occurring
                  after the effective date of the Plan, the number and
                  kind of shares for the purchase of which Options may be granted under Section 5(d) of the Plan shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares for which
                  Options are outstanding shall be adjusted
                  proportionately and accordingly so that the
                  proportionate interest of the holder of the Option
                  immediately following such event shall, to the extent practicable, be the same as immediately prior to such event.  Any such adjustment in outstanding Options shall
                  not change the aggregate Option Price payable with
                  respect to shares  subject to the  unexercised  portion of the
                  Option   outstanding   but  shall   include  a   corresponding
                  proportionate adjustment in the Option Price per share.

         (b) Reorganization in Which the Bank is the Surviving Bank. Subject to Subsection (c) hereof, if the Bank shall be the surviving bank in any reorganization, merger, or consolidation of the Bank with one or more other banks, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

         (c)      Reorganization in Which the Bank is Not the Surviving
                  Bank or Sale of Assets or Stock. Upon the dissolution or liquidation of the Bank, or upon a merger, consolidation or reorganization of the Bank with one or more other banks in which the Bank is not the surviving bank, or upon a sale of all or substantially all of the assets of the Bank to another bank, or upon any transaction approved by the Board which results in any person or entity owning 80% or more of the combined voting power of all classes of stock of the Bank, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options or stock appreciation rights covering the stock of a successor bank, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 10 above and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during the period following the notice of termination described below to exercise such Option in whole or in part, whether or not such Option was otherwise vested and exercisable at the time such notice of termination is given and without regard to any installment limitation on exercise imposed pursuant to Section 10 above. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Bank gives notice thereof to its shareholders.

         (d) Adjustments. Adjustments under this Section 14 related to stock or securities of the Bank shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

         (e) No Limitations on Bank. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         (f) Except as provided in this Section 14, the issuance by the Bank of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the outstanding Options.


15.      Termination, Suspension or Modification of Plan

         Subject to the limitation that the provisions of the Plan shall not be amended more than once every six months other than to comport with changes in the Code or regulations thereunder, the Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without the authorization of the holders of a majority of the outstanding shares entitled to vote, effect any change (other than through adjustment for changes in capitalization as hereinabove provided) which (a) increases the aggregate number of shares for which Options may be granted; (b) changes the criteria for determining directors eligible to participate in the Plan; (c) lowers the minimum Option Price or otherwise materially increases the benefits accruing to Grantees through awards under the Plan; or (d) extends the term of the Plan.
No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under the terms of an Option granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 14 does not adversely affect any such right.

         Upon the dissolution or liquidation of the Bank, the Plan shall terminate, and all Options previously granted shall lapse on the date of such dissolution or liquidation.


16.      Application of Proceeds

         The proceeds received by the Bank from the sale of its shares under the Plan will be used for general corporate purposes.


17.      Legal Restrictions

         The Bank will not be obligated to issue shares of Common Stock or make any payment if counsel to the Bank determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Bank and any national securities exchange or quotations system upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Bank, give assurances satisfactory to counsel to the Bank regarding such matters as the Bank may deem desirable to assure compliance with all legal requirements. The Bank shall in no event be obliged to take any action in order to cause the exercise of any Option.


18.      Withholding Taxes

         The Bank may require any Grantee, as a condition of exercise of an Option, to pay or reimburse any taxes which the Bank determines it is required to withhold in connection with the grant or exercise of the Option.


19.      Governing Laws

         This Plan and all rights thereunder shall be construed in accordance with and governed by the laws of the State of Connecticut.


20.      Nonexclusivity of the Plan

         Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Bank for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.


                                    * * *

         This Plan was duly adopted and approved by the Board of Directors of the Bank by resolution at a meeting held on the 23rd day of February, 1994, and amended by the Board of Directors by resolution at a meeting held on the 25th day of January, 1995, and further amended by the Board of Directors of the Bank by resolution at a meeting held on the 10th day of January, 1996.


                                         /s/ Jere Dorney
                                         -------------------------------
                                         Corporate Secretary of the Bank


         This Plan,  as amended,  was duly approved by the  shareholders  of the
Bank  at  a  meeting   of  the   shareholders   held  on  the 24th day  of
April, 1996.


                                           /s/ Jere Dorney
                                           -------------------------------
                                           Corporate Secretary of the Bank



                               Exhibit (4.2)(c)

               AMENDMENT NO. 2 TO THE NORWALK SAVINGS SOCIETY
                         1994 DIRECTOR STOCK OPTION PLAN

         This Amendment No. 2 to the Norwalk Savings Society 1994 Director Stock Option Plan ("Amendment No. 2") dated as of October 1, 1997 is entered in by and between Norwalk Savings Society, a Connecticut chartered stock savings bank with its main office located at 48 Wall Street, Norwalk, Connecticut (the "Bank") and NSS Bancorp, Inc., a Connecticut stock corporation, with its main office located at 48 Wall Street, Norwalk, Connecticut.

                                 RECITALS

         WHEREAS, the Board of Directors (the "Board") of the Bank initially adopted the Norwalk Savings Society 1994 Director Stock Option Plan on February 23, 1994, as amended on January 25, 1995, and as further amended by the Board on January 10, 1996 (the
"Stock Option Plan");

         WHEREAS, the shareholders of the Bank initially approved the Plan at the 1995 Annual Meeting of the Bank's Shareholders and, at the 1996 Annual Meeting of the Bank's Shareholders, approved an amendment to the Plan increasing the number of shares for which options may be granted under the Stock Option Plan;

         WHEREAS, the Company has acquired all of the Bank's common stock, par value $0.01 per share ("Bank Common Stock") in a one-for-one-share exchange for the Company's Common Stock, par value $0.01 per share ("Company Common Stock");

         WHEREAS, Section 5 of the Plan of Reorganization provides that the Company shall adopt and assume certain rights and obligations of the Bank under the Plan, including the substitution of Common Stock for Bank Common Stock as the stock for which options may be granted under the Stock Option Plan;

         WHEREAS, the Plan of Reorganization provides that holders of options under the Stock Option Plan prior to the effective time will receive an option to purchase the same number of shares of Company Common Stock at the same exercise price and in accordance with such other terms and conditions as pertained to the options outstanding under the Stock Option Plan prior to the Effective Time; and

         WHEREAS,   the  Company  and  the  Bank  have  determined  that  it  is appropriate to enter into an agreement amending the Stock Option Plan.

         NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) receipt of which is hereby acknowledged and the mutual promises and covenants contained herein, the Bank and the Company agree as follows:


         1.       Definitions:

         (a) The definition of "Board" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                  "Board" means the Board of Directors of Norwalk Savings Society and, if the context so requires, the Board of Directors of NSS Bancorp, Inc.

         (b) The definition of "Common Stock" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                  "Common Stock" means the Company's Common Stock, par value $0.01 per share."

         (c) The following definition shall be added to Section 2 of the Stock Option Plan:

                  "Company" means NSS Bancorp, Inc.

         (d) The definition of "Non-Employee Director" shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                  "Non-Employee Director" means a member of the Board
                   who is not an employee of the Company, the Bank, or their respective subsidiaries.

         (e) The definition of "Option Agreement" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                  "Option Agreement" means a written agreement in a form attached hereto as Appendix A" to be entered into by the Company, the Bank and the Grantee of an Option, as provided in
                  Section 8 hereof.

         (f) The definition of "Subsidiary" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                  "Subsidiary" means an entity of which, at the time such subsidiary is to be determined, at least 50% of the total combined voting power of all classes of stock of such entity is held by the Company, the Bank, or their respective subsidiaries (exclusive of the ownership by the entity whose subsidiary is being determined).

         (g) The definition of "Retirement" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and all references thereto shall have the meaning derived from the common usage and understanding of such word.

         2. Section 11(a) of the Stock Option Plan is deleted in its entirety and the following shall be substituted in lieu thereof:

         (a) Except as provided in Section 11(b) below, in the event Grantee ceases to be a Non-Employee Director through voluntary resignation by the Grantee, or involuntary removal with or without cause by the Company or the Bank, all options held by such Grantee shall lapse on the date that is the earlier of
                  (i) three months following such resignation or removal or (ii) the expiration date set forth in such option.

         3. Except as otherwise specifically provided for in this Amendment No. 2, all references made to the "Bank" in Sections
5(a)(ii), 10(d), 10(e), 10(h), 16, 17, and 18, shall be deemed to refer to the Company.

         4. Except as otherwise specifically referred to in Amendment No. 2 all references made to the "Bank" in Sections
1, 8, 12, 13, 15, and 20 shall be deemed to refer both to the Bank and the Company.

         5.       Amendment to Section 14 of Stock Option Plan.

         Section 14 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                  14.      Effect of Changes in Capitalization

                  (a) Changes in Common Stock. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kind of shares for the purchase of which Options may be granted under Section 5(d) of the Plan shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

                  (b) Reorganization in Which the Company is the Surviving Entity. Subject to Subsection (c) hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

                  (c) Reorganization in Which the Company is Not the Surviving Company or Sale of Assets or Stock. Upon the dissolution or liquidation of the Bank, or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company to another entity, or upon any transaction approved by the Board which results in any person or entity owning 80% or more of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options or stock appreciation rights covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have
                  the  right   (subject   to  the  general limitations  on
                  exercise set forth in Section 10 above and except as otherwise specifically provided in the Option
                  Agreement relating to such Option), immediately prior to the occurrence of such termination and during the period following the notice of termination described below to exercise such Option in whole or in part, whether or not such Option was otherwise vested and exercisable at the time such notice of termination is given and without regard to any installment limitation on exercise imposed pursuant to Section 10 above. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

                  (d) Adjustments. Adjustments under this Section 14 related to stock or securities of the Company shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                  (e) No Limitations on Company. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company or Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

                  (f) Except as provided in this Section 14, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the outstanding Options.

6.       Other Provisions to remain in Effect.

         Except as expressly modified or amended by this Amendment, all of the terms, covenants and conditions of the Agreement and all Options granted hereunder are hereby ratified and confirmed, all to remain in full force and effect.

         IN  WITNESS  WHEREOF,   the  undersigned  parties  have  executed  this
Amendment No. 2 as of the date first written above.


                                  NORWALK SAVINGS SOCIETY


                                  By: /s/ Robert T. Judson
                                      Robert T. Judson
                                      Its President


                                   NSS BANCORP, INC.


                                   By: /s/ Robert T. Judson
                                       Robert T. Judson
                                       Its President


                                Exhibit (4.3)(a)

                             NORWALK SAVINGS SOCIETY

                         1995 EXECUTIVE INCENTIVE PLAN


1.       Purposes.

         The purposes of the Norwalk Savings Society 1995 Executive Incentive Plan (the "Plan") are to promote the interests of Norwalk Savings Society (the "Bank") and its shareholders by attracting, retaining and stimulating the performance of selected employees, giving such employees the opportunity to acquire a proprietary interest in the Bank's business and an increased personal interest in its continued success and progress.

2.       Definitions.

         Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

         "Board of Directors" or "Board" means the Board of Directors of the Bank.

         "Business Day" shall mean any day except Saturday, Sunday or a legal holiday in the State of Connecticut.

         "Change in Control" shall have the meaning set forth in
         Section 12 of the Plan.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Compensation and Benefits Committee of three or more members appointed by the Board of Directors and selected from those directors who are not employees of the Bank, its parent or a subsidiary, as defined in Section 424(e) and (f) of the Code. Members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 under the 1934 Act, or any law, regulation or other provision that may hereafter replace such Rule. Such members shall not be eligible to receive awards under the Plan. The Board may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

         "Common Stock" means the common stock of Norwalk Savings Society, $.01 par value.

         "Deferred Award Account" shall have the meaning set forth in Section 9 hereof.

         "Disability", as applied to a Grantee, shall have the meaning set forth in Section 22(e)(3) of the Code.

         "Fair Market Value" of a share of Common Stock on any particular date means the last sales price of a share of Common Stock on the NASDAQ Stock Market (or any exchange on which the Common Stock is then traded) as reported for that date by NASDAQ or, if no sales price is reported for that date, the mean between the bid and asked quotations or, if available, the high and low sales prices for the Common Stock on that date as reported by NASDAQ; provided, however, that (i) if no such sales or quotations are reported by NASDAQ for such date, or (ii) if, in the opinion of the Committee, sales of Common Stock on such date were insufficient to constitute a representative market, the Fair Market Value of a share of Common Stock on such date shall be the last sales price or, if no sales price is reported for that date, the mean between the bid and asked quotations or, if available, the high and low sales prices as reported by NASDAQ for the first preceding Business Day to which clause (ii) does not apply.

         "Grant Date", as used with respect to a particular award, means the date on which such award is granted by the Committee pursuant to the Plan.

         "Grantee" means the individual to whom an award is granted pursuant to the Plan.

         "Involuntary Termination without Cause" means a termination of a Grantee's employment with the Bank for any reason other than a termination for "cause" which means (i) the Grantee's conviction by any trial court of any crime involving fraud, embezzlement, theft or dishonesty; (ii) serious willful misconduct by the Grantee, including personal dishonesty in connection with Bank business or customers;
         (iii) any material breach by the Grantee of his or her employment agreement with the Bank, if any, or any employment policies of the Bank; or (iv) if the Bank's regulatory authorities issue an order removing the Grantee from his or her positions at the Bank, or if such regulatory authorities inform the Board that continuation of the Grantee in his position at the Bank would constitute an unsafe and unsound banking practice.

         "Performance Period" shall have the meaning set forth in
         Section 7(b) hereof.

         "Performance Stock" means an award entitling the Grantee to payment of shares of Common Stock contingent upon the attainment of performance objectives determined in the discretion of the Committee.

         "Plan" means the Norwalk Savings Society 1995 Executive Incentive Plan as set forth herein and as amended from time to time.

         "Retirement", as applies to an employee, shall have the meaning provided under any qualified pension plan applicable to such employee, and if no such plan is applicable shall mean termination of employment with the Bank on or after age sixty-five (65) or after age fifty-five
         (55) and the completion of fifteen (15) Years of Service measured as provided in the Norwalk Savings Society Employee Stock Ownership Plan as in effect from time to time.

         "The 1934 Act" means the Securities Exchange Act of 1934, as amended.

3.       Administration.

         (a) The Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority (within the limitations described herein) to select the employees to be granted awards under the Plan, to determine the size and terms of awards to be made to each employee selected, to determine the times when awards will be granted to employees, to establish objectives and conditions, if any, for earning such awards, to accelerate the vesting of all or any portion of an award, and to determine whether such awards will be paid after the end of an award period. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Bank, its stockholders, any Grantees and any other employee of the Bank or any of its subsidiaries.

         (b) All decisions made by the Board of Directors pursuant to the provisions of the Plan shall be final and conclusive.

4.       Eligibility and Participation.

         The participants in the Plan shall consist of selected employees of the Corporation or its present or future parent or subsidiaries, as defined in
Section 424 of the Code (whether or not directors of the Corporation), who serve in executive, administrative or professional capacities, as may from time to time be so designated by the Committee.


5.       Effective Date of the Plan and Term of The Plan.

         The Plan shall become effective upon its adoption by the Board of Directors; provided that no award granted pursuant to the Plan shall vest prior to the approval of the Plan by the Bank's shareholders within twelve (12) months of its adoption by the Board of Directors. The term during which awards may be granted under the Plan shall expire on the tenth anniversary of the adoption of the Plan by the Board of Directors.


6.        Shares Subject to the Plan.

         The shares of Common Stock that may be delivered or purchased or used for reference purposes under the Plan shall be shares of the Bank's authorized Common Stock and may be unissued shares or reacquired shares, as the Board of Directors may from time to time determine. Subject to adjustment as provided in
Article 13 hereof, the aggregate number of shares to be delivered under the Plan shall not exceed 100,000 shares. If any shares are subject to an award which for any reason expires or terminates during the term of the Plan prior to the issuance of such shares or other payment of such awards, the shares subject to but not delivered under such award shall be available for issuance under the Plan.


7.       Performance Stock.

         (a) Grant of Performance Stock. Subject to the terms of the Plan, the Committee may select the eligible employees who shall be granted Performance Stock at any time and from time to time. The Committee shall have complete discretion in determining the number of shares of Performance Stock granted to each Grantee. On or after the Grant Date, the Committee may provide for the payment of dividend equivalents thereon in cash or additional Common Stock on a current, deferred or contingent basis. Each grant of Performance Stock shall be evidenced by an agreement, which shall be executed on behalf of the Bank by any officer thereof and delivered to and accepted by the Grantee and shall contain such terms and provisions as the Committee may determine consistent with the Plan.

         (b) Value of Performance Stocks. Each award of Performance Stock shall have an initial value that is established by the Committee on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of the shares of Performance Stock that will be paid out to the Grantees. Such performance goals may be described in terms of Bank-wide objectives or objectives that are related to the performance of the individual Grantee or a subsidiary, division, department or function of the Bank in which the Grantee is employed. The time period during which the performance goals must be met shall be called a "Performance Period." Performance Periods shall, in all cases, exceed two years in length.


         (c)  Earning of Performance Stocks.  After the applicable
Performance Period has ended, the holder of Performance Stock shall be entitled to receive a payout on the number of shares and value of Performance Stock earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Each Performance Stock grant shall specify a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified goals. The Committee may also provide that the amount payable with respect to a Performance Stock may not exceed a maximum amount specified by the Committee on the Grant Date. The Committee may adjust performance goals and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Grantee and result in distortion of the performance goals or the related minimum acceptable level of achievement.

         (d) Form and Timing of Payment of Performance Stocks. Payment of earned Performance Stock shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period. The Committee shall pay earned Performance Stock in the form of Common Stock which has an aggregate Fair Market Value equal to the value of the earned Performance Stock at the close of the applicable Performance Period. Such Common Stock may be granted subject to any restrictions deemed appropriate by the Committee.

         (e) Termination of Employment Due to Death, Disability, Retirement, or Involuntary Termination Without Cause. In the event the employment of a Grantee is terminated by reason of death, Disability, Retirement, or Involuntary Termination without Cause during a Performance Period, the Grantee shall receive a prorated payout of the Performance Stock. The prorated payment shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Grantee held the Performance Stock during the Performance Period, and shall further be adjusted based on the achievement of the preestablished performance goals.

         Payment of earned Performance Stock shall be made at the same time payments are made to Grantees who did not terminate employment during the applicable Performance Period.

         (f) Termination of Employment for Other Reasons. In the event that a Grantee's employment terminates for any reason other than those reasons set forth in Section 7(e) herein, all Performance Stock shall be forfeited by the Grantee to the Bank.


8.       Nontransferability.

         Performance Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code. Further, a Grantee's rights under the Plan shall be exercisable during the Grantee's lifetime only by the Grantee or the Grantee's legal representative.

9.       Deferred Payments.

         The Committee may permit a Grantee who is one of the five most highly compensated officers of the Bank or its present or future parent or subsidiaries, as defined in Section 424 of the Code (whether or not directors of the Bank) to defer such Grantee's receipt of Common Stock that would otherwise be due to such Grantee by virtue of the satisfaction of any requirements or goals with respect to Performance Stock. If any such deferral election is required or permitted, the election to defer must be made prior to the commencement of the last year of the Performance Period during which the award to be deferred will be earned. The number of shares of Common Stock so deferred will be credited as a book entry to the Grantee's "Deferred Award Account". The Grantee shall also elect a distribution schedule for the amount deferred. A Grantee may elect to have payments begin at the Grantee's actual retirement date, subsequent to that date or prior thereto. A Grantee may elect a lump sum or up to 15 annual installments. No installment, however, may be payable more than 15 years after the Grantee's termination of employment. Once made, an election may not be changed by the Grantee either in amount or method of payment to accelerate the receipt of the amounts deferred.

         The Bank shall credit the Participant's Deferred Award Account as a book entry with the number of full and partial shares of Common Stock purchasable at the Fair Market Value of the Common Stock as of the date each dividend is paid on the Common Stock, with the dividends which would have been paid on the number of shares credited to such Account (including pro-rata dividends on any partial share) had the shares so credited then been issued and outstanding. At the time of distribution, whole shares of Common Stock credited to the Deferred Award Account will be distributed to the Grantee and a cash payment will be made with the final installment for any fraction of a share credited to such Account. The Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals which are intended to permit such deferrals to comply with the applicable requirements of the Code and
Section 16 of the 1934 Act and regulations thereunder. While the Bank may purchase such shares for its own account, it is not obligated to do so, and, whether it does or not, no shares of Common Stock shall be purchased or earmarked for such Deferred Award Account nor shall the Grantee have the rights of a shareholder with respect to any such shares of Common Stock credited as a book entry to such Deferred Award Account.

10.      Beneficiary Designation.

         Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Bank, and will be effective only when filed by the Grantee in writing with the Bank during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to he Grantee's estate. The spouse of a married Grantee domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

11.      Tax Withholding.

         The Bank will have the right to deduct from the payment of any award under the Plan (whether in cash, Common Stock or other awards or property) or from any compensation or amount owing to the Grantee the amount of taxes and FICA that are required to be withheld in respect of the payment of an award or the lapse of restrictions thereon, and to take such other action as may be necessary in the opinion of the Bank to satisfy all obligations for the payment of such taxes. The Committee may establish such procedures as it deems appropriate to satisfy such withholding liability, including by delivery of Common Stock with a Fair Market Value equal to such liability or by having the Bank withhold from Common Stock delivered upon payment of an award, Common Stock whose Fair Market Value is equal to such liability.

12.      Change in Control.

         (a) Upon the occurrence of a Change in Control (as hereinafter defined):

                  (i) Each Grantee of a Performance Stock for a Performance Period that has not been completed at the time of the Change in Control shall be deemed to have earned a minimum Performance Stock award equal to the product of
(y) such Grantee's maximum award opportunity for such Performance Stock, and (z) a fraction, the numerator of which is the number of full and partial months that have elapsed since the beginning of such Performance Period to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Period, with such payment being made in cash as calculated under subsection (a)(iii) hereof; and

                  (ii) Any amounts in a Grantee's Deferred Award Account under the Plan, notwithstanding any of the preceding provisions of the Plan, will be paid to the Grantee in a lump sum payment in cash.

                  (iii) For purposes of calculating the amount of the payments provided for in subsection (a)(i) and (ii), the shares of Common Stock payable hereunder shall be valued at the higher of (y) the Fair Market Value for the Common Stock on the date preceding and nearest the date the Change in Control occurred or (z) the highest per share price for the Common Stock actually paid in connection with such Change in Control.

         (b) A "Change in Control" is the occurrence of any one of the following events:

                   (i) any Person (other than a Grantee, the Bank or any trustee or other fiduciary holding securities under an employee benefit plan of the Bank (or of any subsidiary of the Bank)) is or becomes an "Acquiring Person";

                  (ii) less than eighty percent of the total membership of the Board shall be Continuing Directors; or

                 (iii) the shareholders of the Bank shall approve a merger or consolidation of the Bank or a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of the Bank's assets, except in any such case in a transaction in which immediately after such merger, consolidation or sale, exchange or transfer, the shareholders of the Bank, in their capacities as such and as a result thereof, shall own at least 50 per cent in voting power of the then outstanding securities of the Bank or of any surviving Person pursuant to any such merger (or of its parent), the consolidated corporation or business entity in any such consolidation, or of the other Person to which such sale, exchange or transfer of assets is made.

         (c) A "Change in Control" shall be deemed not to have occurred if (A) such event is mandated or directed by a regulatory body having jurisdiction over the Bank's operations; or (B) it occurs pursuant to the terms of a plan for the acquisition of the capital stock of the Bank by a newly formed bank holding company if, in the consummation of such plan, the shareholders of the Bank will receive, pro rata,all of the Common Stock of such bank holding company; unless, in such transaction, a Person satisfies subsection (b)(i), (ii) or (iii) above.

         (d)      For purposes of this Section  12:

                  (1) "Acquiring Person" shall mean any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the 1934 Act) of securities of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's then outstanding voting securities, unless such Person has filed Form F-11A and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Form F-11A for reporting of ownership.

                  (2) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the 1934 Act as in effect on the date hereof.

                  (3) "Continuing Directors" shall mean any member of the Board who was a member of the Board prior to the date hereof, and any successor of a Continuing Director while such successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                  (4)  "Person"   shall  mean  any   individual,   corporation,
partnership,  group,  association  or other  "person",  as such  term is used in
Section 13(d) and 14(d) of the 1934 Act.


13.      Changes in Common Stock.

         In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other changes in corporate structure or capitalization affecting the Common Stock, such appropriate adjustment shall be made in the number and kind of shares subject to awards granted under the Plan, including appropriate adjustment in the maximum number of shares referred to in Section 6 of the Plan, as may be determined by the Committee.


14.      No Right to Employment.

         Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Bank nor shall anything in the Plan affect the right of the Bank to terminate the employment of any employee, with or without cause.


15.      Legal Restrictions.

         The Bank will not be obligated to issue shares of Common Stock or make any payment if counsel to the Bank determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Bank and any national securities exchange upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Bank, give assurances satisfactory to counsel to the Bank regarding such matters as the Bank may deem desirable to assure compliance with all legal requirements. The Bank shall in no event be obliged to take any action in order to cause the exercise of any award under the Plan.


16.      No Rights as Shareholders.

         No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any award until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of awards under the Plan shall not affect: the right or power of the Bank or its stockholders to make adjustments, recapitalizations, reorganizations or other changes in the Bank's capital structure; the dissolution or liquidation of the Bank, or the sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.


17.      Choice of Law.

         The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Connecticut.


18.      No Trust or Fund Created.

         Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Bank and a Grantee or any other person. To the extent that any person acquires a right to receive payments from the Bank pursuant to an award, such right shall be no greater than the right of any unsecured general creditor of the Bank.


19.      Amendment and Discontinuance.

         The Board of Directors may alter, amend, suspend or terminate the Plan at any time, but may not, without the approval of a majority of the holders of the Common Stock, make any alteration or amendment thereof which operates (a) to materially increase the total number of shares which may be granted under the Plan, (b) to extend the term of the Plan, (c) to materially increase the benefits accruing to Grantees through awards under the Plan, or (d) to modify the eligibility requirements for participation in the Plan.


         Adopted by the Board of Directors at its meeting of January 25, 1995 subject to approval of the Bank's shareholders.


                      Attest: /s/ Jere Dorney
                              ____________________________
                              Secretary




                              Exhibit (4.3)(b)

                  AMENDMENT NO. 1 TO THE NORWALK SAVINGS SOCIETY
                          1995 EXECUTIVE INCENTIVE PLAN


         This Amendment No. 1 to the Norwalk Savings Society 1995 Executive Incentive Plan ("Amendment No. 1") dated as of October 1, 1997 is entered into by and between Norwalk Savings Society, a Connecticut chartered stock savings bank, with its main office located at 48 Wall Street, Norwalk, Connecticut (the "Bank") and NSS Bancorp, Inc., a Connecticut stock corporation, with its main office located at 48 Wall Street, Norwalk, Connecticut.

                                 RECITALS

         WHEREAS, the Board of Directors (the "Board") of the Bank initially adopted the Norwalk Savings Society 1995 Executive Incentive Plan on January 25, 1995 (the "Incentive Plan");

         WHEREAS, the Bank's shareholders approved the Plan at the 1995 Annual Meeting of the Bank's Shareholders;

         WHEREAS, the Company has acquired all of the Bank's common stock, par value $0.01 per share ("Bank Common Stock") in a one-for-one-share exchange for the common stock of the Company, par value $0.01 per share ("Company Common Stock") pursuant to that Agreement and Plan of Reorganization between the Company and the Bank dated May 20, 1997 (the "Plan of Reorganization");

         WHEREAS, Section 5 of the Plan of Reorganization provides that the Company shall adopt and assume certain rights and obligations of the Bank under the Plan, including the substitution of Company Common Stock for Bank Common Stock as the stock which may be awarded under the Incentive Plan; and

         WHEREAS,   the  Bank  and  the  Company  have  determined  that  it  is appropriate to enter into an agreement amending the Incentive Plan.

         NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) receipt of which is hereby acknowledged and the mutual promises and covenants contained herein, the Bank and the Company agree as follows:

         1.       Definitions:

         (a) The definition of "Board" contained in Section 2 of the Incentive Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                  "Board" or "Board of Directors" shall mean the Board of Directors of Norwalk Savings Society and, if the context so permits or requires, the Board of Directors of NSS Bancorp, Inc.

         (b)      The  definition  of  "Common  Stock"  contained  in
Section 2 of the Incentive Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                  "Common Stock" means the common stock of NSS Bancorp, Inc., par value $0.01 per share."

         (c) The following definition shall be included in Section 2 of the Incentive Plan:

                  "Company" means NSS Bancorp, Inc.

         2. Except as otherwise specifically provided for in this Amendment No. 1, references made to the "Bank" in Sections 6 and 7(f) shall be deemed to be a reference to the Company.

         3. Except as otherwise specifically referred to in Amendment No. 1, references made to the "Bank" in Sections 1, 3, 7, 10, 15, and 18 shall be deemed to refer to both the Bank and the Company.

         4. Except as expressly modified or amended by this Amendment No. 1, all of the terms, covenants and conditions of the Incentive Plan and all awards granted thereunder are hereby ratified and confirmed, all to remain in full force and effect.

         IN  WITNESS  WHEREOF,   the  undersigned  parties  have  executed  this
Amendment No. 1 as of the date first written above.

                                  NORWALK SAVINGS SOCIETY


                                  By: /s/ Robert T. Judson
                                      Robert T. Judson
                                      Its President


                                   NSS BANCORP, INC.


                                   By:/s/ Robert T. Judson
                                       Robert T. Judson
                                       Its President



                              Exhibit 5

                    (Tyler Cooper & Alcorn, LLP Letterhead)

NSS Bancorp, Inc.
48 Wall Street
Norwalk, Connecticut 06483

Re:      Registration Statement on Form S-8 of NSS Bancorp, Inc.

Gentlemen:

         We have acted as counsel to NSS Bancorp, Inc. (the "Company") in connection with the preparation by the Company of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1993, as amended, relating to the offer and sale of up to 492,674 shares of the Company's common stock, par value $0.01, per share, (the "Shares") to be issued in connection with the:

          (a)      Norwalk Savings Society 1994 Employee Stock Option
                   Plan;
          (b)      Norwalk Savings Society 1994 Director Stock Option
                   Plan; and
          (c)      Norwalk Savings Society 1995 Executive Incentive
                   Plan;

         Items (a) - (c) are collectively referred to herein as the "Plans".

         We have examined the Plans, the Certificate of Incorporation of the Company and Bylaws of the Company, and such other corporate and other documents and records as we have deemed appropriate for purposes of this opinion.

         We have assumed (i) the authority and  genuineness  of all  signatures,
(ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or facsimile copies.

         Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, if and when originally issued and sold or awarded by the Company pursuant to the Plans, will be legally issued, fully paid, and non-assessable and will represent validly authorized and outstanding shares of common stock of the Company.

         We have assumed that the Company and those directors, officers, and employees that receive options to purchase Shares under the Plans or purchase or are awarded Shares under the Plans, as the case may be, will then be in compliance with the relevant requirements of the Plans, and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction will have been granted prior to the issuance of any Shares.

         The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act of 1933 and the Certificate of Incorporation and Bylaws not being amended prior to the issuance of the Shares.

         The  foregoing  opinions  are  limited  to  the  Connecticut   Business
Corporation Act, and we express no opinion with respect to any other state or jurisdiction.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,

                                     TYLER COOPER & ALCORN, LLP



                                      By  /s/ William W. Bouton III
                                          William W. Bouton III
                                          A Partner


                            Exhibit 23(a)

The Board of Directors
NSS Bancorp, Inc.
Norwalk, CT

Gentlemen:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of NSS Bancorp, Inc. of our report relating to the consolidated statements of financial condition of Norwalk Savings Society as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form F-2 of Norwalk Savings Society filed with the FDIC and included as an exhibit to the Company's registration statement filed on Form 8-A dated August 4, 1997 and effective October 1, 1997, and to the reference to our firm under the heading "Experts" in the Prospectus.


                                    /s/ FRIEDBERG, SMITH & CO., P.C.

Hartford, Connecticut
November 28, 1997